Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: SFX ENTERTAINMENT, INC., et al.,[1] Debtors.	Chapter 11 Case No. 16-10238 (MFW) (Jointly Administered)

FIFTH amended Joint Plan of
Reorganization of SFX Entertainment, Inc., et al.
under Chapter 11 of the Bankruptcy Code (AS MODIFIED)

Dennis A. Meloro (DE Bar No. 4435)
GREENBERG TRAURIG, LLP
The Nemours Building
1007 North Orange Street, Suite 1200
Wilmington, Delaware 19801
Telephone: (302) 661-7000
Facsimile: (302) 661-7360
melorod@gtlaw.com

Nancy A. Mitchell

Maria J. DiConza

Nathan A. Haynes

Matthew L. Hinker
GREENBERG TRAURIG, LLP
MetLife Building

200 Park Avenue
New York, New York 10166

Telephone: (212) 801-9200
Facsimile: (212) 801-6400
mitchelln@gtlaw.com

diconzam@gtlaw.com

haynesn@gtlaw.com

hinkerm@gtlaw.com

Counsel for the Debtors and Debtors-in-Possession DATED: November 14, 2016

[1]	The Debtors in these Chapter 11 Cases, along with the last four (4) digits of each Debtor’s federal tax identification number, if applicable, are: 430R Acquisition LLC (7350); Beatport, LLC (1024); Core Productions LLC (3613); EZ Festivals, LLC (2693); Flavorus, Inc. (7119); ID&T/SFX Mysteryland LLC (6459); ID&T/SFX North America LLC (5154); ID&T/SFX Q-Dance LLC (6298); ID&T/SFX Sensation LLC (6460); ID&T/SFX TomorrowWorld LLC (7238); LETMA Acquisition LLC (0452); Made Event, LLC (1127); Michigan JJ Holdings LLC (n/a); SFX Acquisition, LLC (1063); SFX Brazil LLC (0047); SFX Canada Inc. (7070); SFX Development LLC (2102); SFX EDM Holdings Corporation (2460); SFX Entertainment, Inc. (0047); SFX Entertainment International, Inc. (2987); SFX Entertainment International II, Inc. (1998); SFX Intermediate Holdco II LLC (5954); SFX Managing Member Inc. (2428); SFX Marketing LLC (7734); SFX Platform & Sponsorship LLC (9234); SFX Technology Services, Inc. (0402); SFX/AB Live Event Canada, Inc. (6422); SFX/AB Live Event Intermediate Holdco LLC (8004); SFX/AB Live Event LLC (9703); SFX-94 LLC (5884); SFX-Disco Intermediate Holdco LLC (5441); SFX-Disco Operating LLC (5441); SFXE IP LLC (0047); SFX-EMC, Inc. (7765); SFX-Hudson LLC (0047); SFX-IDT N.A. Holding II LLC (4860); SFX-LIC Operating LLC (0950); SFX-IDT N.A. Holding LLC (2428); SFX-Nightlife Operating LLC (4673); SFX-Perryscope LLC (4724); SFX-React Operating LLC (0584); Spring Awakening, LLC (6390); SFXE Netherlands Holdings Coöperatief U.A. (6812); SFXE Netherlands Holdings B.V. (6898). The Debtors’ business address is 524 Broadway, 11th Floor, New York, NY 10012.

Table of Exhibits

Schedule	Title
2.01	Debtor Entities

INTRODUCTION

SFX Entertainment, Inc. (“SFXE”) and each of its affiliated debtors and debtors-in-possession (collectively, the “Debtors”), hereby propose the following Plan pursuant to section 1121 of title 11 of the United States Code for the resolution of the outstanding Claims against and Interests in the Debtors.

Reference is made to the Disclosure Statement for a discussion of (i) the Debtors’ history, businesses, properties, results of operations, and projections for future operations, (ii) a summary of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan and Distributions to be made under this Plan.

Capitalized terms herein shall have the meanings set forth in Article I hereof. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND THE PLAN, THE DEBTORS, SUBJECT TO SECTIONS 4.05 AND 13.06, RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

For purposes of the Plan, except as expressly provided herein or unless the context otherwise requires, (a) all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in the Disclosure Statement (or any exhibit hereto or thereto), (b) any capitalized term used in the Plan that is not defined in the Plan or Disclosure Statement (or any exhibit hereto or thereto), but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, (c) whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender, (d) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (e) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (f) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (g) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety rather than to any particular paragraph, subparagraph, or clause contained in the Plan, (h) captions and headings to articles and sections are inserted for convenience of reference only

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and shall not limit or otherwise affect the provisions hereof or the interpretation of the Plan, and (i) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.1           “2019 Debtors” means SFXE and the Guarantor Debtors.

1.2           “Accredited Investor” shall have the meaning ascribed to such term under Rule 501 of Regulation D of the Securities Act.

1.3           “Administrative Claim” means a Claim for any costs or expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, for: (a) any actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) any Cure payment to be made under, or in connection with, the Plan; (c) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of their businesses; (d) any Professional Fee Claims in the Chapter 11 Cases; (e) the fees and expenses of FTI, as provided in Section 13.02 herein and pursuant to the Order Pursuant to 11 U.S.C. §§ 363(b) and 105(a) Authorizing the Debtors to Retain FTI Consulting, Inc. (A) as the Debtors’ Crisis and Turnaround Manager, and (B) to Provide the Debtors a Chief Restructuring Officer, an Associate Chief Restructuring Officer, Additional Personnel, and, if Necessary, an Interim Chief Executive Officer [Docket No. 177, as modified by Docket Nos. 353, 787]; (f) the fees and expenses of the Restructuring Support Advisors, as provided in Section 13.03 herein and in accordance with the DIP Order; and (g) any Statutory Fees.

1.4           “Administrative Claim Request” means a request for the payment of an Administrative Claim.

1.5           “Administrative Claims Bar Date” means the deadline for filing all Administrative Claim Requests, except for Professional Fee Claims (which shall be subject to Section 3.01(d) herein), which shall be thirty (30) days after the Effective Date.

1.6           “Affiliate” means “affiliate”, as defined in section 101(2) of the Bankruptcy Code.

1.7           “AIG Policy” means Illinois National Insurance Company Executive Edge Broad Form Management Liability Insurance Policy number 01-637-29-30.

1.8           “Alda Parties” means Lewis Holding B.V. and Mountain B.V.

1.9           “Alda Settlement Agreement” means that certain Settlement Agreement within the meaning of Section 7:900 et seq. of the Dutch Civil Code, by and among SFXE, SFXE Netherlands Holdings B.V., Alda Holding B.V., the Alda Parties, David Lewis and Allan Hardenberg, which was approved by an order of the Bankruptcy Court [Docket No. 667].

1.10         “Allianz” means Allianz Global Investors, U.S. LLC and/or its affiliates.

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1.11         “Allowed” means, with respect to any Claim (including any Administrative Claim) and/or Interest or portion thereof (to the extent such Claim or Interest is not Disputed or Disallowed): (a) any Claim or Interest, proof of which (i) was timely Filed with the Bankruptcy Court or the Notice and Claims Agent, (ii) was deemed timely Filed pursuant to section 1111(a) of the Bankruptcy Code, or (iii) was not required to be Filed pursuant to a Final Order; (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as of the Effective Date as (i) liquidated in an amount other than zero, or (ii) not Disputed or a Contingent Claim (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); (c) any Claim or Interest which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed), and, in (a) and (b) above, as to which no objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) any Claim or Interest allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 502(h) of the Bankruptcy Code; (f) any Claim relating to a rejected Executory Contract or rejected Unexpired Lease that either (i) is not Disputed or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law; or (g) which is a Professional Fee Claim for which a fee award amount has been approved by Final Order; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.

1.12         “Amendment and Supplemental Agreement” means that certain Amendment and Supplemental Agreement, dated September 28, 2016, by and among SFXE Netherlands Holdings Coöperatief U.A., as borrower, SFXE, the guarantors named therein, the Foreign Loan Lenders, and the Foreign Loan Agent.

1.13         “Avoidance Actions” means any and all Causes of Action (other than those which are released or dismissed as part of and pursuant to the Plan) which a trustee, a debtor-in-possession, the Estates or other appropriate party in interest may assert under sections 502(d), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, 553 or 724(a) of the Bankruptcy Code or under similar state or federal statutes and common law, including, without limitation, fraudulent transfer laws.

1.14         “Ballot” means any ballot (including any beneficial ballot) distributed with the Disclosure Statement for purposes of voting to accept or reject the Plan.

1.15         “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto that are subsequently made applicable to these Chapter 11 Cases.

1.16         “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other United States court as may have jurisdiction over the Chapter 11 Cases or any aspect thereof.

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1.17         “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware, and (iii) any general or chamber rules, or standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, and each of the foregoing together with all amendments and modifications thereto that are subsequently made and as applicable to these Chapter 11 Cases or proceedings therein, as the case may be.

1.18         “Bar Date” means, as applicable, the Administrative Claims Bar Date and any other date or dates to be established by an order of the Bankruptcy Court by which Proofs of Claim must be filed, including the general bar date of May 17, 2016 and the bar date of August 1, 2016 for governmental units, as set forth in the Order (A) Fixing Deadlines for Filing Proofs of Claim and (B) Designating Form and Manner of Notice Thereof [Docket No. 351]; provided that Professional Fee Claims shall be filed in accordance with Section 3.01(d) of the Plan.

1.19         “Books and Records” has the meaning ascribed to such term in Section 13.19 of the Plan

1.20         “Business Day” means any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Wilmington, Delaware.

1.21         “Cash or $” means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

1.22         “Cash Payment Option” means the election available to each Holder of an Allowed Class 4 Claim entitling each such Holder to receive its pro rata share, in accordance with Section 3.02(d) of the Plan, of the Cash Pool Payment Amount in lieu of the applicable New Warrants and the Litigation Trust Secondary Recovery Units that such Holder would otherwise receive on account of its Allowed Class 4 Claim if such election is not made by such Holder on the appropriate Ballot. For the avoidance of doubt, the Series A Warrants and Series B Warrants that are allocated pursuant to the Series A Warrant Allocation - Class 4 Claims and Series B Warrant Allocation - Class 4 Claims to Holders who elect the Cash Payment Option (if any), shall not be distributed to such Holders, and instead will be canceled.

1.23         “Cash Pool Payment Amount” means a cash pool equal to $50,000.

1.24         “Causes of Action” means any and all actions, causes of action, Avoidance Actions, claims, defenses, liabilities, obligations, executions, causes in action, controversies, rights (including rights to legal remedies, rights to equitable remedies, and rights to payment), suits, debts, damages, judgments, remedies, demands, setoffs, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, choate or inchoate, existing or hereafter arising, suspected or unsuspected,

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foreseen or unforeseen, and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.25         “Chapter 11 Cases” means the jointly administered chapter 11 cases commenced by the Debtors and currently pending in the Bankruptcy Court, with case numbers 16-10238 through 16-10281, and styled In re SFX Entertainment, Inc., et al., Case No. 16-10238 (MFW).

1.26         “Charging Lien” shall have meaning as set forth in Section 13.01.

1.27         “Claim” means any “claim” against the Debtors as defined in section 101(5) of the Bankruptcy Code.

1.28         “Claims Objection Bar Date” means the date that is one year after the Effective Date or such later date as may be extended by order of the Bankruptcy Court.

1.29         “Class” means a category of Claims or Interests in the Debtors pursuant to section 1122(a) of the Bankruptcy Code, as described in Articles II and III of the Plan.

1.30         “Collateral” means any property or interest in property of the Estates which is subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.31         “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions precedent to confirmation specified herein having been satisfied or expressly waived in accordance with the terms of Section 10.01 of the Plan.

1.32         “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

1.33         “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.34         “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to, among others, section 1129 of the Bankruptcy Code, and which shall be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders.

1.35         “Consensual Release” has the meaning ascribed to such term in Section 12.02(c) of the Plan.

1.36         “Contingent Claim” means a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

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1.37         “Convenience Claim” means an Unsecured Claim (other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Subordinated Claim, or a Prepetition Second Priority Note Claim) against a 2019 Debtor that is Allowed in an amount that is (i) greater than $0 but less than or equal to $150,000, or (ii) greater than $150,000, but which is irrevocably reduced to $150,000 in accordance with the Convenience Class Election.

1.38         “Convenience Class Cash Pool” means a cash pool equal to $750,000.

1.39         “Convenience Class Election” means an election pursuant to which a Holder of an Unsecured Claim against a 2019 Debtor (other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Subordinated Claim, or a Prepetition Second Priority Note Claim) that is greater than $150,000 votes such Claim to accept the Plan and identifies on the Ballot its election to irrevocably reduce such Claim to $150,000 and have such Claim treated as a single Class 6 Claim under the Plan for purposes of voting and, once Allowed, receiving a Distribution as a Convenience Claim in full and final satisfaction of such Allowed Claim; provided, that, such Claim shall not be subdivided into multiple Claims of $150,000 or less for purposes of receiving Distributions as a Convenience Claim or voting as a Class 6 Claim. For the avoidance of doubt, (i) a Holder of a Prepetition Second Priority Note Claim shall not be eligible to make the Convenience Class Election on account of such Claim and under no circumstances shall a Prepetition Second Priority Note Claim be treated as a Convenience Claim, and (ii) provisions that refer to the aggregate amount of the Allowed Class 5 Claims (2019 Debtors) shall not include any Unsecured Claims against the 2019 Debtors that make the Convenience Class Election.

1.40         “Covered Actions” has the meaning ascribed to such term in Section 12.02(b) of the Plan.

1.41         “Creditor” means any Holder of a Claim.

1.42         “Creditor Released Parties” means (i) the Debtor Released Parties, (ii) each Debtor and Reorganized Debtor, and (iii) the other SFX Entities.

1.43         “Creditors’ Committee” means the official committee of unsecured creditors appointed in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.44         “Cure” means the Distribution of Cash, or other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an Executory Contract or an Unexpired Lease, pursuant to section 365(b) of the Bankruptcy Code or section 1123 of the Bankruptcy Code, in an amount equal to all monetary defaults, without interest, or such other amount as may be agreed upon by the parties, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.45         “Debtor Released Parties” has the meaning ascribed to such term in Section 12.02(a) of the Plan.

1.46         “Debtors” has the meaning ascribed to it in the Introduction to this Plan.

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1.47         “Description of Structure” means a description of any changes to the corporate structure of the Debtors (to the extent known) to be made on the Effective Date as determined by the Debtors and the Required Tranche B DIP Lenders (which changes shall be reasonably acceptable to the Creditors’ Committee) to be Filed as part of the Plan Supplement. For the avoidance of doubt, changes to the corporate structure may include, but are not limited to, (i) the conversion of certain of the Debtors into limited liability companies and/or corporations (as applicable), (ii) the creation of one or more newly formed holding companies with respect to the Reorganized Debtors, and (iii) the issuance of intercompany liabilities and/or intercompany equity.

1.48         “Designated Officers and Directors” means Jason Barr, Rich Rosenstein, Eliron Ozarko, Jacob Smid, Ryan Santomauro, Kevin Mitchell, Sebastian Solano, Eric Fuller, David Grutman, Adam Richman, Veenerick Vos, Donnie Estopinal, Michele Servais, Tim Bishop, Frank (Chip) Barnes, and Rutger Jansen; provided, however, that such individuals shall only be entitled to a release pursuant to Section 12.02 of the Plan as a “Designated Officer and Director” if such individual executes and performs under an agreement to consult with, and provide information and documents (subject to reimbursement for out-of-pocket expenditures) to, the Litigation Trustee related to any of the Litigation Trust Claims; provided, further, that the Litigation Trustee shall have the option, in its discretion, not to require such an agreement as a condition to such Person being a Designated Officer and Director.

1.49         “DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent under the DIP Credit Documents (other than the Foreign Loan Agreement and other loan documents related thereto) and/or Stichting Grabrok, as facility and security agent under the Foreign Loan Documents, as the context requires.

1.50         “DIP Amendment Order” means (x) the Order Approving and Authorizing the Debtors’ Entry Into the Amendment to the Incremental Foreign Loan Facility entered on September 29, 2016 [Docket No. 1074] authorizing and approving the Amendment and Supplemental Agreement, and (y) any further order approving and authorizing any future amendment and/or supplements to the DIP Credit Documents.

1.51         “DIP Claims” means all of the Claims against and obligations of the Debtors arising under the DIP Credit Documents.

1.52         “DIP Credit Agreement” means that Senior Secured Super-priority Debtor-in-Possession Credit Agreement, dated as of February 10, 2016 (together with all schedules and exhibits thereto), by and among SFXE, as borrower, the guarantors named therein, the DIP Lenders, and the DIP Agent, as amended, restated, supplemented or otherwise modified from time to time, in accordance with its terms.

1.53         “DIP Credit Documents” means the DIP Credit Agreement, the DIP Order, the DIP Intracreditor Agreement, the Foreign Loan Agreement (with respect to any borrowings incurred after the Petition Date as incremental loans in accordance with the DIP Order), the Amendment and Supplemental Agreement, any future amendment and/or supplement to the DIP Credit Documents, and all security, pledge, guaranty, and other lien and loan documents entered

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into in connection therewith as amended, restated, supplemented or otherwise modified from time to time.

1.54         “DIP Intracreditor Agreement” means that certain Agreement Among Lenders, dated February 10, 2016, among the DIP Agent, the Initial Tranche A Lenders party thereto from time to time, the Initial Tranche B Lenders party thereto from time to time and the Foreign Loan Agent, as amended, restated, supplemented or otherwise modified from time to time, in accordance with its terms.

1.55         “DIP Lenders” means, collectively, those Entities identified as
“Lenders” in the DIP Credit Agreement and their respective permitted successors and assigns, including, for the avoidance of doubt, the Tranche A DIP Lenders and the Tranche B DIP Lenders.

1.56         “DIP Loans” means Tranche A DIP Loans and Tranche B DIP Loans.

1.57         “DIP Order” means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 503 and 507 (I) Authorizing the Debtors to Obtain Senior Secured Priming Superpriority Postpetition Financing, (II) Authorizing Use of Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief entered March 8, 2016 [Docket No. 203]. As the context requires, references to DIP Order shall also include the DIP Amendment Order.

1.58         “Disallowed” means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtors which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn, in whole or in part, by agreement of the Holder thereof and the Debtors; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) is listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim; (vi) is evidenced by a Proof of Claim which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; (viii) is held by a Holder that is a Person or Entity against whom an Avoidance Action is Filed, unless such Person, Entity or transferee has paid the amount, or turned over any such property subject to a Filed Avoidance Action; or (ix) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such Claim. In each case, a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

1.59         “Disbursing Agent” means (i) the Reorganized Debtors or any Person or Persons designated by the Debtors, which Person or Persons shall be reasonably acceptable to the Required DIP Lenders or the Reorganized Debtors to serve as a disbursing agent under the Plan

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with respect to Distributions to Holders in particular Classes of Claims under Section 8.03 hereof; and (ii) the Litigation Trustee designated to serve as a disbursing agent with respect to the Distributions of (a) the Litigation Trust Proceeds, and (b) payments under the GUC Note.

1.60         “Disclosure Statement” means the disclosure statement for the Plan, as amended, supplemented, or modified from time to time by the Bankruptcy Court or otherwise, including all exhibits and schedules thereto and in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders, that describes the Plan and is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and other applicable law.

1.61         “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement pursuant to, among others, section 1125 of the Bankruptcy Code, and which shall be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders.

1.62         “Disputed” means with respect to any Claim (a) if no Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors or the Reorganized Debtors or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on the Schedules as disputed, contingent or unliquidated; or (b) if a Proof of Claim or an Administrative Claim Request has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on the Schedules; (ii) a Claim for which a corresponding Claim is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the Proof of Claim varies from the nature or amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on the Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the Debtors or the Reorganized Debtors or, prior to the Confirmation Date, any other party-in-interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; (v) a Claim which is asserted as contingent or unliquidated in whole or in part; or (vi) a tort claim.

1.63         “Distribution” means any distribution pursuant to the Plan to the Holders of Allowed Claims against or Allowed Interests in the Debtors.

1.64         “Distribution Record Date” means the date for determining which Holders of Allowed Claims or Interests are eligible to receive Distributions hereunder, which, unless otherwise specified, shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, however, that with respect to the Holders of (i) DIP Claims, (ii) Original Foreign Loan Claims, and (iii) Prepetition Second Priority Note Claims, the Distribution Record Date shall be the Effective Date.

1.65         “Effective Date” means the first Business Day on or after the Confirmation Date on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions precedent to the

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effectiveness of the Plan set forth in Section 10.02 of the Plan have been satisfied or expressly waived in accordance with the terms hereof.

1.66         “Entity” means a Person, estate, trust, governmental unit, and the U.S. Trustee, within the meaning of section 101(15) of the Bankruptcy Code.

1.67         “Equity Value Threshold” means, as more fully set forth in the New Warrants, $95,000,000, less (i) the aggregate fair market value of distributions (other than as a result of a stock split or similar event that does not impact the total value of the stock) made to holders of the New Common Stock solely in respect of shares of New Common Stock prior to the consummation of a Liquidity Event and (ii) net consideration paid by the New Equity Issuer for repurchases of New Common Stock prior to the consummation of a Liquidity Event.

1.68         “Estate” or “Estates” mean the bankruptcy estate of any Debtor created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

1.69         “Exculpated Parties” has the meaning ascribed to such term in Section 12.05 of the Plan.

1.70         “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.71         “Fee Examiner” means Direct Fee Review LLC, the Court-appointed fee examiner in these Chapter 11 Cases [Docket No. 702].

1.72         “Fee Notice Parties” means the U.S. Trustee, counsel to the Creditors’ Committee, and counsel to the DIP Agent and the DIP Lenders.

1.73         “File, Filed or Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases; provided, however, that with respect to Proofs of Claim, “Filed” shall mean delivered and received in the manner provided in any order approving the applicable Bar Date.

1.74         “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under Rule

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60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause an order not to be a Final Order.

1.75         “Foreign Debtors” means SFXE Netherlands Holdings Coöperatief U.A. and SFXE Netherlands Holdings B.V.

1.76         “Foreign Loan Agent” means Stichting Grabrok, as facility and security agent under the Foreign Loan Agreement, and its permitted assigns and successors.

1.77         “Foreign Loan Agreement” means that certain Facility Agreement, dated January 14, 2016, by and among SFXE Netherlands Holdings Coöperatief U.A., as borrower, SFXE, the guarantors named therein, the Foreign Loan Lenders, and the Foreign Loan Agent, as amended and restated on March 4, 2016, May 6, 2016, June 3, 2016, July 15, 2016, and August 9, 2016, and as the same was amended and supplemented by the Amendment and Supplemental Agreement and as the same may be further amended, restated, supplemented or otherwise modified by from time to time.

1.78         “Foreign Loan Documents” means the Foreign Loan Agreement, together with all other agreements, documents, instruments and certificates executed or delivered in connection therewith.

1.79         “Foreign Loan Lenders” means, collectively, those Entities identified as “Lenders” in the Foreign Loan Agreement and their respective permitted successors and assigns.

1.80         “FTI” means FTI Consulting, Inc.

1.81         “FTI Retention Order” has the meaning ascribed to such term in Section 13.02 of the Plan.

1.82         “General Unsecured Claim” means any Unsecured Claim against the Debtors that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Subordinated Claim, a Prepetition Second Priority Note Claim, or a Convenience Claim.

1.83         “Guarantor Debtors” means: 430R Acquisition LLC; Beatport, LLC; Core Productions LLC; EZ Festivals LLC; Flavorus, Inc.; ID&T/SFX Mysteryland LLC; ID&T/SFX North America LLC; ID&T/SFX Q-Dance LLC; ID&T/SFX Sensation LLC; ID&T/SFX TomorrowWorld LLC; LETMA Acquisition, LLC; Made Event, LLC; Michigan JJ Holdings LLC; SFX Acquisition LLC; SFX Development LLC; SFX EDM Holdings Corporation; SFX Intermediate Holdco II LLC; SFX Managing Member Inc.; SFX Marketing LLC; SFX Platform & Sponsorship LLC; SFX Technology Services, Inc.; SFX/AB Live Event Canada, Inc.; SFX/AB Live Event Intermediate Holdco LLC; SFX/AB Live Event LLC; SFX-94 LLC; SFX-Disco Intermediate Holdco LLC; SFX-Disco Operating LLC; SFXE IP LLC; SFX-EMC, Inc.; SFX-Hudson LLC; SFX-IDT N.A. Holding II LLC; SFX-LIC Operating LLC; SFX-IDT N.A. Holding LLC; SFX-Nightlife Operating LLC; SFX-Perryscope LLC; SFX-React Operating LLC; and Spring Awakening, LLC.

1.84         “GUC Note” means an unsecured promissory note in the principal amount of $1,000,000 to be made by the applicable New Debt Issuer payable to the Litigation Trustee on

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the Effective Date for subsequent distributions thereunder to be made to the Holders of Allowed Class 5 Claims (2019 Debtors) as provided in Section 3.02(e) of the Plan. The GUC Note shall (i) have a maturity date of December 31, 2017; (ii) bear interest at a rate of five percent (5%) per annum; (iii) be payable in Cash in four installments of $250,000 (plus accrued interest) on: (a) March 31, 2017, (b) June 30, 2017, (c) September 30, 2017, and (d) December 31, 2017; and (iv) have such other terms as set forth in the definitive form of GUC Note, which shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, the Required Tranche B DIP Lenders, and the Creditors’ Committee.

1.85         “Guevoura Action” means the securities class action styled Guevoura Fund Ltd., et al., v. Sillerman, et al., No. 15-cv-07192 (S.D.N.Y.) currently pending in the United States District Court for the Southern District of New York, brought by Guevoura Fund Ltd., the court-appointed lead plaintiff, individually and on behalf of all others similarly situated.

1.86         “Guevoura Adversary Proceeding” means the adversary proceeding captioned SFX Entertainment, Inc. v. Guevoura Fund Ltd. (In re SFX Entertainment, Inc.), Adv. No. 16-50078, Case No. 16-10238 (Bankr. D. Del.) currently pending in the Bankruptcy Court.

1.87         “Guevoura Claimants” has the meaning ascribed to such term in Section 12.06 of the Plan.

1.88         “Holder” means the legal or beneficial holder of a Claim against or Interest in the Debtors (and, when used in conjunction with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).

1.89         “ID&T” means ID&T BVBA.

1.90         “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.91         “Impaired Class” means a Class of Claims or Interests that is Impaired.

1.92         “Incremental Foreign Loans” means Tranche B DIP Loans incurred, after the Petition Date, as incremental loans under the Foreign Loan Agreement and the DIP Order.

1.93         “Incremental Tranche B DIP Accordion” means up to an additional $15.0 million in principal amount of term loans that may be provided to the Debtors by the Tranche B DIP Lenders as provided for under the DIP Credit Documents, together with any paid-in-kind interest, accrued and unpaid interest, default interest, interest on interest, premiums, fees, expenses and disbursements, costs, charges or other amounts due thereon. As of September 30, 2016, $10.0 million in principal amount of term loans has been committed under the Incremental Tranche B DIP Accordion pursuant to the Amendment and Supplemental Agreement.

1.94         “Incremental Tranche B DIP Accordion Claims” means all Claims against and obligations of the Debtors arising on account of the Incremental Tranche B DIP Accordion advanced under the DIP Credit Documents, including any paid-in-kind interest, accrued and

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unpaid interest, default interest, interest on interest, premiums, fees, expenses and disbursements, costs, charges or other amounts due thereon.

1.95         “Indemnification Obligation” means any obligation of the Debtors pursuant to (and required by) the Debtors’ certificates of formation, certificates of incorporation, bylaws, indemnification agreements, or other organizational documents or applicable law in existence at any time prior to the Effective Date to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of, any Indemnified Person against any claims, causes of action, judgments, liability, loss, penalties, fines, settlements, and expenses arising or relating to conduct or actions prior to the Effective Date.

1.96         “Indemnified Person” means all members, managers, officers, directors, employees, attorneys, other professionals, and agents of the Debtors and their Affiliates who were in place on or prior to the Effective Date (in each case in his, her or its capacity as such).

1.97         “Initial Foreign Loans” means all loans outstanding under the Foreign Loan Documents on or prior to the Petition Date, which, pursuant to the DIP Order, shall not be Tranche B DIP Loans. For the avoidance of doubt, Initial Foreign Loans shall not include any Incremental Foreign Loans.

1.98         “Insider” shall have the same meaning set forth in section 101(31) of the Bankruptcy Code.

1.99         “Insured Claim” means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.100       “Intercompany Claims” means a Claim (a) by any Debtor against another Debtor or (b) by any non-Debtor Subsidiary against any of the Debtors.

1.101       “Intercompany Interests” means an Interest in a Debtor held by another Debtor or non-Debtor Subsidiary.

1.102       “Interest” means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person in any other Person, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, profit interests, rights, treasury stock, options, warrants, contingent warrants, contingent value rights, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest, share, right or security in any other Person, partnership interests in any other Person, stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any of the foregoing or obligating such other Person to issue, transfer or sell any of the foregoing, whether or not certificated, transferable, voting or denominated “stock” or a similar security.

1.103       “IRS” means the United States Internal Revenue Service.

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1.104       “Lien” means, with respect to any asset or property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages or hypothecation to secure payment of a debt or performance of an obligation, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured creditors; provided, however, that a Lien subject to a Filed Avoidance Action shall not constitute a Lien hereunder.

1.105       “Liquidity Event” means, as more fully set forth in the New Warrants, (i) the sale, transfer, conveyance or other disposition to an unaffiliated third party (in one transaction or a series of related transactions) of all or substantially all of the assets of the applicable New Equity Issuer and its Subsidiaries (or their respective successors holding in the aggregate all or substantially all of such assets) taken as a whole (including any such sale, transfer, conveyance or other disposition effected by any mergers, share exchanges, consolidations or other business combinations of the applicable New Equity Issuer and its Subsidiaries (or their respective successors holding in the aggregate all or substantially all of such assets, taken as a whole) with or into a unaffiliated third party), (ii) any merger, share exchange, consolidation or other business combination of the applicable New Equity Issuer in which transaction the holders of the Voting Securities of such New Equity Issuer immediately prior to such transaction, together with their Affiliates, in the aggregate, own immediately after such transaction less than 50% of the total voting power of the Voting Securities of the applicable New Equity Issuer or, if such New Equity Issuer is not the resulting or surviving entity in such transaction, such resulting or surviving entity (or the entity owning 100% of such resulting or surviving entity), (iii) the acquisition (in one transaction or a series of related transactions) of Voting Securities of the applicable New Equity Issuer representing in the aggregate more than 80% of the total voting power of the Voting Securities of such New Equity Issuer (after such acquisition) by any Person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) of Persons other than any Person or group of Persons that owned or held more than 10% of the total voting power of the Voting Securities of the applicable New Equity Issuer immediately prior to such acquisition or any Affiliates of any such Person(s), (iv) the consummation of a Qualified Public Offering, (v) a liquidation of the New Equity Issuer in which the net assets of the New Equity Issuer are distributed to holders of New Common Stock (other than a liquidation occurring in connection with a Liquidity Event described in another clause of this definition), and (vi) in the event the applicable New Equity Issuer is not Reorganized SFXE, such New Equity Issuer ceases to own a majority of the total voting power of the Voting Securities of Reorganized SFXE.

1.106       “Litigation Trust” means the trust to be established on the Effective Date in accordance with this Plan.

1.107       “Litigation Trust Agreement” means the agreement to be executed as of the Effective Date establishing the Litigation Trust pursuant to the Plan, which shall be in form and

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substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, the Required Tranche B DIP Lenders, and the Creditors’ Committee.

1.108       “Litigation Trust Assets” means (i) the Litigation Trust Funding Amount, (ii) the Litigation Trust Claims (and the proceeds thereof), and (iii) the GUC Note, provided that the GUC Note shall not be used to meet the fees, costs, and expenses related to the investigation and prosecution of the Litigation Trust Claims, and/or the resolution of any Disputed Class 5 Claims (2019 Debtors).

1.109       “Litigation Trust Beneficiaries” means holders of Litigation Trust Units.

1.110       “Litigation Trust Budget” means such budget (or budgets) to be formulated by the Litigation Trustee and approved by the Litigation Trust Oversight Committee in the manner more fully set forth in the Litigation Trust Agreement, which set(s) forth the projected funding needs of the Litigation Trust, including the fees, costs, and expenses related to the investigation and prosecution of the Litigation Trust Claims and the resolution of any Disputed Class 5 Claims (2019 Debtors).

1.111       “Litigation Trust Claims” means those Causes of Action relating to conduct occurring prior to the Petition Date as set forth in the Litigation Trust Agreement.

1.112 “Litigation Trust Funding Amount” means the funding, which shall be repaid in accordance with Section 6.04 of the Plan and the Litigation Trust Agreement, consisting of (i) $250,000 to be funded by the Reorganized Debtors on the Effective Date and (ii) the additional funding up to an aggregate amount of $650,000 to be funded by the Reorganized Debtors in accordance with the Litigation Trust Budget. For the avoidance of doubt, the Reorganized Debtors’ obligation to fund the Litigation Trust Budget shall be capped at $900,000.

1.113       “Litigation Trust Oversight Committee” means a committee comprised of three (3) individuals, two (2) of whom shall be appointed by the Creditors’ Committee, and one (1) of whom shall be appointed by the Required Tranche B DIP Lenders, or the Reorganized Debtors (as applicable), and whose members shall not be entitled to receive a salary in connection with service on such committee. If one of the two Creditors’ Committee-appointed members resigns, then the other Creditors’ Committee-appointed member may choose his/her replacement. If the Required Tranche B DIP Lenders/Reorganized Debtors-appointed member resigns, then the Required Tranche B DIP Lenders or the Reorganized Debtors (as applicable) may choose his/her replacement.

1.114       “Litigation Trust Primary Recovery Units” means the litigation trust units, which, in the aggregate, shall entitle the holders thereof to receive distributions from the Litigation Trust Proceeds (if any) in an amount equal to ten percent (10%) of the aggregate Allowed Class 5 Claims (2019 Debtors), in accordance with Section 6.04 of the Plan and the terms of the Litigation Trust Agreement. For the avoidance of doubt, the Litigation Trust Primary Recovery Units shall be distributed to Holders of Allowed Class 5 Claims (2019 Debtors).

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1.115       “Litigation Trust Proceeds” means any Cash proceeds that are received on account of the Litigation Trust Claims, which proceeds may be used by the Litigation Trustee to fund the costs and expenses of the Litigation Trust in accordance with the Litigation Trust Agreement.

1.116       “Litigation Trust Secondary Recovery Units” means the litigation trust units, which shall entitle the holders thereof to receive distributions from the Litigation Trust Proceeds (if any) in accordance Section 6.04 of the Plan and the terms of the Litigation Trust Agreement. For the avoidance of doubt, the Litigation Trust Secondary Recovery Units shall be distributed to Holders of (i) Allowed Class 4 Claims that do not elect the Cash Payment Option and (ii) Allowed Class 5 Claims (2019 Debtors).

1.117       “Litigation Trust Units” means Litigation Trust Primary Recovery Units and Litigation Trust Secondary Recovery Units, collectively.

1.118       “Litigation Trustee” means the Person or Entity jointly selected by the Debtors, with the consent of the Required Tranche B DIP Lenders, and the Creditors’ Committee to act as litigation trustee as provided in the Plan solely in its capacity as such.

1.119       “M&M” means M&M Management BVBA.

1.120       “M&M/ID&T Agreements” has the meaning ascribed to such term in Section 9.03 of the Plan.

1.121       “Management Incentive Plan” means the management incentive plan, as may be determined, adopted and approved by the New SFXE Board, which is anticipated to be a liability of Reorganized SFXE, and will provide for the payment to the participants of amounts to be determined based upon specified target disposition thresholds (as determined and approved by the New SFXE Board).

1.122       “Moreno Motion” means the Motion of the Debtors for Entry of an Order, Pursuant to Sections 105(a) and 365(a) of the Bankruptcy Code, Authorizing the Assumption of the Settlement Agreement [Docket No. 94] Filed by the Debtors on February 11, 2016.

1.123       “New Common Stock” means the common stock of the applicable New Equity Issuer to be issued pursuant to the Plan.

1.124       “New Common Stock Additional Amount” means 30% of the New Common Stock issued on the Effective Date. The New Common Stock Additional Amount shall be distributed pursuant to the Plan and the New Series A Preferred Stock Investment Agreement to the holders of the New Series A Preferred Stock in conjunction with the issuance to such holders of the New Series A Preferred Stock. The New Common Stock Additional Amount shall be subject to dilution by any amounts distributable upon the exercise of the New Warrants.

1.125       “New Debt Issuer” shall mean Reorganized SFXE and/or one or more newly formed holding companies as will be set forth in greater detail in the Description of Structure.

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1.126       “New Equity Issuer” shall mean Reorganized SFXE and/or one or more newly formed holding companies as will be set forth in greater detail in the Description of Structure.

1.127       “New Governance Documents” means (i) the amended or restated organizational documents for each of the Reorganized Debtors (including, but not limited to, the Restated Charter Documents), and (ii) organizational documents for each New Equity Issuer and New Debt Issuer, which, with respect to each of the foregoing, relate to, among other things, (a) significant corporate actions, and (b) voting rights, in each case subject to regulatory constraints. The New Governance Documents shall be in form and substance reasonably acceptable to the Debtors and the Required Tranche B DIP Lenders, and, (1) to the extent applicable, the New Series A Preferred Stock Investors and (2) where material to the economic treatment of the Holders of Class 5 Claims (2019 Debtors) and Class 6 Claims, the Creditors’ Committee.

1.128       “New Preferred Stock” means the New Series A Preferred Stock and/or the New Series B Preferred Stock, as the context requires.

1.129       “New Series A Preferred Stock” means shares of the applicable New Equity Issuer’s Series A Preferred Stock issued on the Effective Date, with a face amount and a liquidation value as of the Effective Date equal to 102% of the sum of (1) the amount, as of the Effective Date, of Incremental Tranche B DIP Accordion Claims, net of amounts paid or payable in Cash in accordance with the Plan, and (2) the New Series A Preferred Stock Investment Amount. The issuance of the New Series A Preferred Stock shall be funded through (A) with respect to the amount described in clause (1) of the preceding sentence, the conversion of the Incremental Tranche B DIP Accordion Claims, net of amounts paid or payable in Cash in accordance with the Plan, into shares of New Series A Preferred Stock, and (B) with respect to the amount described in clause (2) of the preceding sentence, the sale of shares of the New Series A Preferred Stock pursuant to the New Series A Preferred Stock Investment Agreement. The New Series A Preferred Stock shall, among other things, (i) accrue PIK dividends at 15% per annum and shall be perpetual preferred subject to a mandatory redemption at the New Series A Preferred Stock Liquidation Preference, upon a Liquidity Event, (ii) have voting rights entitling it to vote on a 20:1 ratio to the voting rights of the New Common Stock, (iii) be senior in right of payment to the New Series B Preferred Stock, and (iv) have such other terms and conditions as set forth in the applicable New Governance Documents or the New Series A Preferred Stock Certificate.

1.130       “New Series A Preferred Stock Certificate” means the certificate of designation, rights and preferences of the New Series A Preferred Stock governing the terms and conditions of the New Series A Preferred Stock, which shall be agreed to between the New Series A Preferred Stock Investors and the Debtors.

1.131       “New Series A Preferred Stock Investors” means the certain investors agreeing to purchase the New Series A Preferred Stock pursuant to the terms and conditions of the New Series A Preferred Stock Investment Agreement.

1.132       “New Series A Preferred Stock Investment Agreement” means the agreement governing the purchase by the New Series A Preferred Stock Investors of an amount of shares of

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New Series A Preferred Stock for Cash consideration equal to the New Series A Preferred Stock Investment Amount.

1.133       “New Series A Preferred Stock Investment Amount” means the amount by which $50.6 million exceeds the funded principal amount of the Incremental Tranche B DIP Accordion as of the Effective Date.

1.134       “New Series A Preferred Stock Liquidation Preference” means the liquidation preference that holders of New Series A Preferred Stock will receive upon a Liquidity Event, equal to the greater of (x) the fully accreted amount of the New Series A Preferred Stock (including, without limitation, all accrued PIK dividends thereon and any other fees, charges or premiums payable on the New Series A Preferred Stock), and (y) (i) prior to the second (2nd) anniversary of the Effective Date, the product of (A) 1.60 and (B) the initial face amount of the New Series A Preferred Stock, (ii) from and after the second (2nd) anniversary of the Effective Date through the date preceding the third (3rd) anniversary of the Effective Date, the product of (A) 1.70 and (B) the initial face amount of the New Series A Preferred Stock or (iii) from and and after the third (3rd) anniversary of the Effective Date, the product of (A) 1.75 and (B) the initial face amount of the New Series A Preferred Stock.

1.135       “New Series B Preferred Stock” means shares of the applicable New Equity Issuer’s Series B Preferred Stock issued on the Effective Date, with a face amount and  a liquidation value as of the Effective Date equal to 102% of the sum of (i) the Tranche B DIP Facility Claims (exclusive of the Incremental Tranche B DIP Accordion Claims), net of amounts paid or payable in Cash in accordance with the Plan, and (ii) the Original Foreign Loan Claims.  The issuance of the New Series B Preferred Stock shall be funded through the conversion of the Tranche B DIP Facility Claims (exclusive of the Incremental Tranche B DIP Accordion Claims), net of amounts paid or payable in Cash in accordance with the Plan, and the Original Foreign Loan Claims into shares of New Series B Preferred Stock. The New Series B Preferred Stock shall, among other things, (i) accrue PIK dividends at 15% per annum and shall be perpetual preferred subject to a mandatory redemption at the New Series B Preferred Stock Liquidation Preference, upon a Liquidity Event, (ii) have voting rights entitling it to vote on a 20:1 ratio to the voting rights of the New Common Stock, (iii) be junior in right of payment to the New Series A Preferred Stock and (iv) have such other terms and conditions as set forth in the applicable New Governance Documents or the New Series B Preferred Stock Certificate.

1.136       “New Series B Preferred Stock Certificate” means the certificate of designation, rights and preferences of the New Series B Preferred Stock governing the terms and conditions of the New Series B Preferred Stock, which shall be agreed to between the Required Tranche B DIP Lenders and the Debtors.

1.137       “New Series B Preferred Stock Liquidation Preference” means the liquidation preference that holders of New Series B Preferred Stock will receive upon a Liquidity Event, equal to the greater of (x) the fully accreted amount of the New Series B Preferred Stock (including, without limitation, all accrued PIK dividends thereon and any other fees, charges or premiums payable on the New Series B Preferred Stock), and (y) the product of (i) 1.75 and (ii) the initial face amount of the New Series B Preferred Stock.

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1.138       “New SFXE Board” means the initial board of directors of Reorganized SFXE and/or the New Equity Issuer on the Effective Date.

1.139       “New Stockholders’ Agreement” means the stockholders’ agreement, to be dated as of the Effective Date, among the applicable New Equity Issuer and the holders of the New Series A Preferred Stock, the New Series B Preferred Stock, the New Common Stock, and, if required pursuant to the Description of Structure, the New Warrants, which shall have terms and conditions acceptable to the Debtors, the Required Tranche B DIP Lenders, the New Series A Preferred Stock Investors, and, if the holders of New Warrants are required to be parties to the New Stockholders’ Agreement pursuant to the Description of Structure, the Creditors’ Committee.

1.140       “New Warrants” means the Series A Warrants, the Series B Warrants, and/or the Series C Warrants, collectively or individually, as the context requires.

1.141       “Non-Obligor Debtors” means SFX Brazil LLC, SFX Canada Inc., SFX Entertainment International II, Inc., and SFX Entertainment International, Inc.

1.142       “Notice and Claims Agent” means Kurtzman Carson Consultants, LLC, in its capacity as noticing, claims and solicitation agent for the Debtors.

1.143       “Ordinary Course Professional” has the meaning ascribed to such term in the Motion of the Debtors for Entry of an Order Authorizing the Retention and Payment of Professionals Utilized by the Debtors in the Ordinary Course of Business [Docket No. 102].

1.144       “Original Foreign Loan Claims” means any Claims arising under or in connection with the Initial Foreign Loans, including any paid-in-kind interest, accrued and unpaid interest, default interest, interest on interest, any make-whole amounts, premiums, fees, expenses and disbursements, costs, charges or other amounts due thereon. For the avoidance of doubt, the Original Foreign Loan Claims shall not include those Claims arising or related to any additional or incremental borrowings under the Tranche B DIP Facility.

1.145       “Other Priority Claims” means any Claim against any of the Debtors, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment as specified in sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.146       “Other Secured Claim” means any Secured Claim against any of the Debtors other than an Original Foreign Loan Claim or DIP Claim.

1.147       “Paylogic Parties” means Hoeksema Holdings B.V., Wesselink Holdings B.V., Mr. J.W. van Der Meer and Mr. B. Beute.

1.148       “Paylogic Settlement Agreement” means that certain Settlement Agreement within the Meaning of Section 7:900 DCC by and among SFXE, SFXE Netherlands Holdings B.V. and the Paylogic Parties, which was approved by an order of the Bankruptcy Court [Docket No. 253].

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1.149       “Person” means and includes a natural person, individual, partnership, corporation (as defined in section 101(41) of the Bankruptcy Code), or organization including, without limitation, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, joint stock companies, trusts, land trusts, business trusts, unincorporated organizations or associations, irrespective of whether they are legal Entities, governmental bodies (or any agency, instrumentality or political subdivision thereof), or any other form of legal Entity; provided, however, the term “Person” does not include governmental units, except that a governmental unit that (a) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person; or (b) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in section 457(b) of the Internal Revenue Code of 1986, shall in each case be considered for purposes of section 1102 of the Bankruptcy Code to be a Person with respect to such asset or such benefit.

1.150       “Petition Date” means February 1, 2016, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

1.151       “Plan” means this Fifth Amended Joint Plan of Reorganization of SFX Entertainment, Inc., et al. under Chapter 11 of the Bankruptcy Code (As Modified), as it may be altered, amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and with prior written approval of the Required DIP Lenders, including the exhibits, supplements, appendices and schedules hereto and contained in the Plan Supplement.

1.152       “Plan Process Documents” means all material agreements, instruments, pleadings, orders or other related documents utilized to implement the Plan and to obtain confirmation of the Plan, including, but not limited to, the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement motion, the Disclosure Statement Order, the Ballots, the motion to approve the form of Ballots and solicitation procedures, the order of the Bankruptcy Court approving the form of Ballots and solicitation procedures and the Confirmation Order, each of which shall (i) as applicable, be filed with the Bankruptcy Court, and (ii) be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders, and, where material to the economic treatment of the Holders of Class 5 Claims (2019 Debtors) and Class 6 Claims, the Creditors’ Committee.

1.153       “Plan Supplement” means the supplement or supplements to the Plan containing certain documents, forms of documents and/or term sheets relevant to the implementation of the Plan, including any exhibits to the Plan not included herewith, to be Filed with the Bankruptcy Court at least seven (7) days prior to the Voting Deadline, each of which shall be in the form and substance reasonably acceptable to the Debtors and the Required DIP Lenders, and where material to the economic treatment of the Holders of Class 5 Claims (2019 Debtors) and Class 6 Claims, the Creditors’ Committee, which shall include, but not be limited to: (i) a listing of the members of the New SFXE Board; (ii) a listing of the initial officers of the Reorganized Debtors, to the extent known; (iii) the terms (or a form) of the New Series A Preferred Stock Certificate; (iv) the terms (or a form) of the New Series B Preferred Stock Certificate; (v) the terms (or a form) of the New Series A Preferred Stock Investment Agreement; (vi) the terms (or a form) of

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the New Stockholders’ Agreement; (vii) the terms (or forms) of the New Governance Documents, including the Restated Charter Documents, to the extent known; (viii) a list of the Executory Contracts and Unexpired Leases to be assumed (with related notices); (ix) a list of Cure amounts for Executory Contracts and Unexpired Leases to be assumed; (x) the terms (or a form) of the Series A Warrants; (xi) the terms (or a form) of the Series B Warrants; (xii) the terms (or a form) of the Series C Warrants; (xiii) the terms (or a form) of a warrant agreement to govern the New Warrants, if any; (xiv) the terms (or a form) of the Litigation Trust Agreement; (xv) the identity of the Litigation Trustee and members of the Litigation Trust Oversight Committee, to the extent known; (xvi) the terms (or a form) of the GUC Note; and (xvii) the Description of Structure.

1.154       “Prepetition Second Priority Indenture” means that certain Indenture, dated as of February 4, 2014, between and among the Debtors and the Prepetition Second Priority Trustee, with respect to the Prepetition Second Priority Notes, as amended, supplemented or otherwise modified from time to time.

1.155       “Prepetition Second Priority Note Claims” means all Claims held by the Prepetition Second Priority Noteholders or the Prepetition Second Priority Trustee arising out of the Prepetition Second Priority Note Documents, including all Claims held by the Prepetition Second Priority Noteholders or the Prepetition Second Priority Trustee arising under the guarantee of the Prepetition Second Priority Notes by the Guarantor Debtors.

1.156       “Prepetition Second Priority Note Documents” means the Prepetition Second Priority Indenture, the Prepetition Second Priority Notes and all agreements, documents, notes and instruments in respect thereof, in each case as amended or modified from time to time.

1.157       “Prepetition Second Priority Noteholders” means the Holders of the Prepetition Second Priority Notes.

1.158       “Prepetition Second Priority Notes” means the 9.625% Senior Secured Notes due 2019 issued pursuant to the Prepetition Second Priority Note Documents.

1.159       “Prepetition Second Priority Trustee” means U.S. Bank National Association, as indenture trustee and collateral agent under the Prepetition Second Priority Indenture or any successor thereto.

1.160       “Priority Tax Claim” means any and all Claims of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

1.161       “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to sections 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

1.162       “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses

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incurred after the Petition Date and on or before the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

1.163       “Proof of Claim” means a proof of Claim Filed with the Bankruptcy Court or the Notice and Claims Agent in connection with the Chapter 11 Cases.

1.164       “Qualified Public Offering” means the first underwritten public offering pursuant to an effective registration statement covering a sale of shares of New Common Stock to the public (i) that results in shares of New Common Stock being listed on a national securities exchange or quoted on the Nasdaq Stock Market, and (ii) in which the number of shares of New Common Stock issued by the applicable New Equity Issuer or any successor in such public offering is equal to or greater than 25% of the total number of shares of New Common Stock that are issued and outstanding immediately after giving effect to such public offering.

1.165       “Releasing Parties” has the meaning ascribed to such term in Section 12.02(c) of the Plan.

1.166       “Reorganized Debtors” means the Debtors on and after the Effective Date.

1.167       “Reorganized SFXE” means SFXE on and after the Effective Date.

1.168       “Required DIP Lenders” means, as of any date of determination, (x) the Required Tranche A DIP Lenders and (y) the Required Tranche B DIP Lenders; provided, however, that if the Buy-Out Option (as defined in the DIP Intracreditor Agreement) is exercised or the outstanding Tranche A Loans are repaid in full, the Required DIP Lenders shall mean DIP Lenders holding more than fifty percent (50%) of the outstanding DIP Loans and unfunded Tranche B Commitments.

1.169       “Required Tranche A DIP Lenders” means Tranche A DIP Lenders holding more than fifty percent (50%) of the outstanding Tranche A Loans.

1.170       “Required Tranche B DIP Lenders” means Tranche B DIP Lenders holding more than fifty percent (50%) of the outstanding Tranche B DIP Loans and unfunded Tranche B Commitments.

1.171       “Reserve” has the meaning ascribed to such term in Section 8.14 of the Plan.

1.172       “Restated Charter Documents” means the amended and restated certificate of incorporation and bylaws of Reorganized SFXE, which shall be in form and substance reasonably acceptable to the Debtors and the Required Tranche B DIP Lenders.

1.173       “Restructuring Support Advisors” means (i) Stroock & Stroock & Lavan LLP, (ii) Houlihan Lokey Capital, Inc., (iii) Young Conaway Stargatt & Taylor, LLP, (iv) RESOR, NV, and (v) such other professionals retained by the DIP Lenders and the ad hoc committee of Prepetition Second Priority Noteholders in accordance with the DIP Order.

1.174       “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant

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to section 521 of the Bankruptcy Code, the Bankruptcy Rules and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

1.175       “Secured Claim” means a Claim that is secured by a Lien, which is not subject to a Filed Avoidance Action or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which any of the Estates has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the Holder’s interest in the Estates’ interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the Holder of such Claim. Except as otherwise provided for herein, the amount of any Claim that exceeds the value of the Holder’s interest in the Estates’ interest in property or the amount subject to setoff shall be treated as a General Unsecured Claim pursuant to section 506(a)(1) of the Bankruptcy Code.

1.176       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

1.177       “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

1.178       “Securities Litigation Claims” means any Claim against any of the Debtors (i) arising from the rescission of a purchase or sale of shares, notes or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws or for misrepresentations or any similar Claims related to the foregoing or otherwise subject to subordination pursuant to section 510(b) of the Bankruptcy Code, (iv) for attorneys’ fees, other charges or costs incurred on account of any of the foregoing Claims, or (v) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any of the foregoing Claims, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer, purchase or sale of securities other than such Claims expressly assumed under this Plan.

1.179       “Series A Warrant Put” has the meaning ascribed to such term in Section 5.07(f) of the Plan.

1.180       “Series A Warrant Allocation - Class 4 Claims” means Series A Warrants, the aggregate amount of which shall be determined based on the proportion that (x) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option), as finally determined, bears to (y) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option) and Allowed Class 5 Claims (2019 Debtors), as finally determined.

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1.181       “Series A Warrant Allocation - Class 5 Claims” means Series A Warrants, the aggregate amount of which shall be determined based on the proportion that (x) the aggregate amount of Allowed Class 5 Claims (2019 Debtors), as finally determined, bears to (y) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option) and Allowed Class 5 Claims (2019 Debtors), as finally determined.

1.182       “Series A Warrants” means those “Series A Warrants” to be issued by the applicable New Equity Issuer in accordance with the terms provided in Section 5.07(f)(2) of the Plan, which shall be in form and substance reasonably acceptable to the Debtors, the Required DIP Lenders, and the Creditors’ Committee.

1.183       “Series B Warrant Allocation - Class 4 Claims” means Series B Warrants, the aggregate amount of which shall be determined based on the proportion that (x) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option) bears to (y) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option) and Allowed Class 5 Claims (2019 Debtors), as finally determined.

1.184      Series B Warrant Allocation - Class 5 Claims” means Series B Warrants, the aggregate amount of which shall be determined based on the proportion that (x) the aggregate amount of Allowed Class 5 Claims (2019 Debtors), as finally determined, bears to (y) the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option) and Allowed Class 5 Claims (2019 Debtors), as finally determined.

1.185       “Series B Warrants” means those “Series B Warrants” to be issued by the applicable New Equity Issuer in accordance with the terms provided in Section 5.07(f)(3) of the Plan, which shall be in form and substance reasonably acceptable to the Debtors, the Required DIP Lenders, and the Creditors’ Committee.

1.186       “Series C Warrants” means those “Series C Warrants” to be issued by the applicable New Equity Issuer in accordance with the terms provided in Section 5.07(f)(4) of the Plan, to Holders of Tranche B DIP Facility Claims, which shall be in form and substance reasonably acceptable to the Debtors and the Required Tranche B DIP Lenders. For the avoidance of doubt, the Series C Warrants shall be deemed automatically transferred to Allianz without any further action by any party.

1.187       “SFX Entities” means collectively SFXE and all direct and indirect domestic and controlled foreign Subsidiaries and controlled Affiliates of SFXE (whether or not wholly owned), regardless of whether such Entities are Debtors in the Chapter 11 Cases.

1.188       “SFXE” has the meaning ascribed to it in the Introduction to this Plan.

1.189       “Sillerman” means Robert F.X. Sillerman, individually and on behalf of any Entity, agent, fund or other Person owned or controlled, directly or indirectly, in whole or in part by Robert F.X. Sillerman and any affiliate of Robert F.X. Sillerman (except the SFX Entities).

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1.190       “Sillerman 510(b) Claims” means (i) the proof of Claim designated by the Notice and Claims Agent as Proof of Claim No. 363, Filed by Sillerman on account of damages arising from the Sillerman Securities Purchase Agreement, and (ii) the portion of the proof of Claim designated by the Notice and Claims Agent as Proof of Claim No. 426, Filed by Sillerman on account of damages arising from the Sillerman Securities Purchase Agreement.

1.191       “Sillerman Employment Rejection Motion” means the Motion of the Debtors for Entry of an Order Authorizing the Debtors to Reject the Employment Agreement with Robert F.X. Sillerman Nunc Pro Tunc as of March 31, 2016 [Docket No. 680], Filed by the Debtors on May 27, 2016.

1.192       “Sillerman Resignation Agreement” means that certain Resignation and Transition Agreement, dated March 31, 2016, between Sillerman and SFXE, attached to the Sillerman Resignation Motion as Exhibit A [Docket No. 681-2].

1.193       “Sillerman Resignation Motion” means the Motion of the Debtors for Entry of an Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing the Debtors to Enter into a Resignation Agreement with Robert F.X. Sillerman [Docket No. 681], Filed by the Debtors on May 27, 2016.

1.194       “Sillerman Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated June 17, 2015, between and among SFXE, Sillerman Investment Company III, LLC, Virtual Point Holdings, LLC, and Wolverine Flagship Fund Trading Limited.

1.195       “Slater” means Mitchell Slater, individually and on behalf of any Entity, agent, fund or other person owned or controlled, directly or indirectly, in whole or in part by Mitchell Slater and any affiliate of Mitchell Slater.

1.196       “Solicitation Procedures Order” means an Order entered by the Bankruptcy Court approving the Disclosure Statement and the solicitation of votes on the Plan, which shall be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders.

1.197       “Special Committee” means the Special Committee of Independent Directors of Debtor SFXE formed on January 16, 2016, consisting of the following independent directors: John Miller, Michael Meyer, Tim Bishop, and Frank (Chip) Barnes.

1.198       “Specified Parties” means Sheldon Finkel, John Miller, and Michael Meyer.

1.199       “Statutory Fees” means any fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

1.200       “Subordinated Claims” means (i) the Securities Litigation Claims, (ii), the Totem Claims, (iii) the Sillerman 510(b) Claims, and (iv) any Claim (or a portion thereof) against a Debtor that is determined by Final Order or provided for in the Plan to be subject to subordination pursuant to section 510 of the Bankruptcy Code.

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1.201       “Subsidiary” means, with respect to any Person, any other Person of which at least 50.1% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

1.202       “Tax” or “Taxes” mean (i) any and all federal, state, local or foreign contributions, taxes, fees, imposts, duties and similar governmental charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental unit, including, without limitation, any taxes on income, profits or gross receipts, ad valorem, value added, capital gains, sales, excise, use, real property, withholding, estimated, social security, housing fund, retirement fund, profit sharing, customs, import duties and fees and any other governmental contributions, and (ii) any transferee or successor liability in respect of any items described in clause (i) above.

1.203       “Totem Claims” means the proofs of Claim designated by the Notice and Claims Agent as Proof of Claim Nos. 269, 270, 272, 275, and 276, Filed by the Totem Parties.

1.204       “Totem Parties” means (i) Sellmark International Pty Ltd, in its capacity as trustee of the Robot Samba Trust, (ii) Artists Alliance Australasia Pty Ltd, in its capacity as trustee of the F Cotela Family Trust, (iii) Beggars Canyon Investments Pty Ltd, in its capacity as trustee of the Skywalker Family Trust, (iv) Peter John Raftopoulos, in his capacity as trustee of the Raff Family Trust, and (v) Deyson Pty Ltd, in its capacity as trustee of the Deyson Trust.

1.205       “Tranche A DIP Facility” means the first-out tranche provided under the DIP Credit Documents.

1.206       “Tranche A DIP Facility Claims” means all Claims against and obligations of the Debtors arising under the Tranche A DIP Facility, including any paid-in-kind interest, accrued and unpaid interest, default interest, interest on interest, premiums, fees, expenses and disbursements, costs, charges or other amounts due thereon.

1.207       “Tranche A DIP Lenders” means, collectively, those Entities identified as “Lenders” in the DIP Credit Agreement, providing all or a portion of the Tranche A DIP Facility.

1.208       “Tranche A DIP Loans” means all loans outstanding under the Tranche A DIP Facility.

1.209       “Tranche B Commitments” means the commitments of the Tranche B DIP Lenders to make loans under the Tranche B DIP Facility.

1.210       “Tranche B DIP Facility” means the last-out tranche provided after the Petition Date under the DIP Credit Documents, which also includes any borrowings incurred as Incremental Foreign Loans, plus the Incremental Tranche B DIP Accordion.

1.211       “Tranche B DIP Facility Claims” means all Claims against and obligations of the Debtors arising under the Tranche B DIP Facility, including any paid-in-kind interest, accrued and unpaid interest, default interest, interest on interest, premiums, fees, expenses and disbursements, costs, charges or other amounts due thereon.

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1.212       “Tranche B DIP Lenders” means, collectively, those Entities identified as “Lenders” in the DIP Credit Agreement, providing all or a portion of the Tranche B DIP Facility.

1.213       “Tranche B DIP Loans” means all loans outstanding under the Tranche B DIP Facility.

1.214       “Tytel” means Howard Tytel, individually and on behalf of any Entity, agent, fund or other person owned or controlled, directly or indirectly, in whole or in part by Howard Tytel and any affiliate of Howard Tytel.

1.215       “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.216       “Unimpaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.217       “Unimpaired Class” means a Class of Claims or Interests that is Unimpaired.

1.218       “Unsecured Claim” means a Claim arising prior to the Petition Date against the Debtors that is not a Secured Claim.

1.219       “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

1.220       “Voting Deadline” means the Voting Deadline as defined in the Solicitation Procedures Order.

1.221       “Voting Securities” means, with respect to any Person, the securities of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS IN THE DEBTORS

Section 2.01.        Introduction

(a)          All Claims and Interests in the Debtors, except Administrative Claims, DIP Claims, and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified, and the respective treatment of such unclassified Claims is set forth below in Article III of the Plan.

(b)          A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in another Class to the extent that any portion of the Claim or Interest falls within the description of such other Class. A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

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(c)          This Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan assigns a letter to each Debtor and organizes the Debtors into three (3) groups: (1) the 2019 Debtors, (2) the Foreign Debtors and (3) the Non-Obligor Debtors. For consistency, similarly designated Classes of Claims and Interests are assigned the same number across each of the Debtor groups. Any non-sequential enumeration of the Classes is intentional to maintain consistency. A schedule of the Debtors and the corresponding letter is attached hereto as Schedule 2.01.

2019 Debtors

Class	Designation	Status	Entitled to Vote
1A – 1LL (2019 Debtors)	Other Priority Claims against 2019 Debtors	Unimpaired	Deemed to Accept
2A – 2LL (2019 Debtors)	Other Secured Claims against 2019 Debtors	Unimpaired	Deemed to Accept
4A – 4LL (2019 Debtors)	Prepetition Second Priority Note Claims against 2019 Debtors	Impaired	Yes
5A – 5LL (2019 Debtors)	General Unsecured Claims against 2019 Debtors	Impaired	Yes
6A – 6LL (2019 Debtors)	Convenience Claims against 2019 Debtors	Impaired	Yes
7A – 7LL (2019 Debtors)	Subordinated Claims against 2019 Debtors	Impaired	Deemed to Reject
8A – 8LL (2019 Debtors)	Intercompany Claims against 2019 Debtors	Unimpaired	Deemed to Accept
9B – 9LL (2019 Debtors)	Interests in 2019 Debtors (other than SFXE)	Unimpaired	Deemed to Accept
10A (2019 Debtors)	Interests in SFXE	Impaired	Deemed to Reject

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Foreign Debtors

Class	Designation	Status	Entitled to Vote
1A – 1B (Foreign Debtors)	Other Priority Claims against Foreign Debtors	Unimpaired	Deemed to Accept
2A – 2B (Foreign Debtors)	Other Secured Claims against Foreign Debtors	Unimpaired	Deemed to Accept
3A – 3B (Foreign Debtors)	Original Foreign Loan Claims against Foreign Debtors	Impaired	Yes
5A – 5B (Foreign Debtors)	General Unsecured Claims against Foreign Debtors	Unimpaired	Deemed to Accept
7A – 7B (Foreign Debtors)	Subordinated Claims against Foreign Debtors	Unimpaired	Deemed to Accept
8A – 8B (Foreign Debtors)	Intercompany Claims against Foreign Debtors	Unimpaired	Deemed to Accept
9A – 9B (Foreign Debtors)	Interests in Foreign Debtors	Unimpaired	Deemed to Accept

Non-Obligor Debtors

Class	Designation	Status	Entitled to Vote
1A – 1D (Non-Obligor Debtors)	Other Priority Claims against Non-Obligor Debtors	Unimpaired	Deemed to Accept
2A – 2D (Non-Obligor Debtors)	Other Secured Claims against Non-Obligor Debtors	Unimpaired	Deemed to Accept
5A – 5D (Non-Obligor Debtors)	General Unsecured Claims against Non-Obligor Debtors	Unimpaired	Deemed to Accept
7A – 7D (Non-Obligor Debtors)	Subordinated Claims against Non-Obligor Debtors	Unimpaired	Deemed to Accept
8A – 8D (Non-Obligor Debtors)	Intercompany Claims against Non-Obligor Debtors	Unimpaired	Deemed to Accept

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9A – 9D (Non-Obligor Debtors)	Interests in Non-Obligor Debtors	Unimpaired	Deemed to Accept

(d)          For all purposes associated with Distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single Distribution under the Plan; provided, in the event that an Allowed Claim against a 2019 Debtor is also a Claim against either a Foreign Debtor or a Non-Obligor Debtor, such Claim shall be treated only as a Claim against the Foreign Debtor or the Non-Obligor Debtor, respectively.

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS IN THE DEBTORS

Section 3.01 Unclassified Claims

(a)          Administrative Claims

Except to the extent that an Allowed Administrative Claim has been paid prior to the Effective Date, or is otherwise provided for herein, and unless otherwise agreed to by the Debtors, or the Reorganized Debtors, as applicable, and the Holder of such Allowed Administrative Claim, all Holders of an Allowed Administrative Claim shall receive, in full and complete settlement, release and discharge of such Administrative Claim, either (a) payment in full in Cash on or as soon as is reasonably practicable after the later of: (i) the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (ii) the date such Administrative Claim is Allowed by Final Order of the Bankruptcy Court; and (iii) the date such Allowed Administrative Claim becomes due and payable or (b) with the consent of the Required DIP Lenders, such other treatment to render such Allowed Administrative Claim Unimpaired.

Notwithstanding the foregoing, no Administrative Claim Request need be Filed with respect to (a) the amount of Cure owing under an Executory Contract or Unexpired Lease if the amount of Cure is fixed or proposed to be fixed by order of the Bankruptcy Court pursuant to a motion to assume and fix the amount of Cure Filed by the Debtors and a timely objection asserting an increased amount of Cure is Filed by the non-Debtor party to the subject contract or lease; and (b) any Statutory Fees.

Except as otherwise provided in this Section 3.01, requests for payment of Allowed Administrative Claims must be Filed and served on the Debtors or the Reorganized Debtors and counsel to the DIP Lenders pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Allowed Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or the Reorganized Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. With respect to Administrative Claims, the last day for Filing an objection to any Administrative Claim will be the later of (a) ninety (90) days after the

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Effective Date or (b) such other date specified in the Plan or ordered by the Bankruptcy Court. Objections to such requests, if any, must be Filed and served on the Debtors or the Reorganized Debtors, counsel to the DIP Lenders and the party requesting the Administrative Claim.

Notwithstanding the foregoing, (i) any Statutory Fees payable on or before the Effective Date shall be paid in Cash on the Effective Date, (ii) the reasonably documented fees, costs, expenses, disbursements and charges incurred by FTI shall be paid in accordance with Section 13.02 hereof, (iii) the reasonably documented fees, costs, expenses, disbursements, and charges incurred by the Restructuring Support Advisors shall be paid in accordance with Section 13.03 hereof, (iv) the reasonably documented fees, expenses, disbursements, and charges of the DIP Agent, Prepetition Second Priority Trustee, and the Foreign Loan Agent shall be payable on the Effective Date (or as soon as practicable thereafter) in accordance with Section 13.01 hereof, in each case without the requirement for the filing of an Administrative Claim Request, and (v) the requests for, and payment of, Professional Fee Claims shall be made in accordance with Section 3.01(d).

(b)          Priority Tax Claims

Except to the extent that an Allowed Priority Tax Claim has been paid prior to the Effective Date, or unless otherwise agreed to by the Debtors with the consent of the Required DIP Lenders, or the Reorganized Debtors, as applicable, and the Holder of an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable, receive on account of such Allowed Priority Tax Claim and in full and complete settlement, release, and discharge of such Claim: (i) Cash in the amount equal to such Allowed Priority Tax Claim on or as soon as is reasonably practicable after the later of (a) the Effective Date and (b) the date on which such Claim is Allowed by a Final Order of the Bankruptcy Court; or (ii) such other treatment to render such Allowed Priority Tax Claim Unimpaired; provided, further, that the Bankruptcy Court may retain non-exclusive jurisdiction over IRS claims, audit deficiencies and other issues arising therefrom to the extent allowable under applicable bankruptcy and non-bankruptcy law.

(c)          DIP Claims:

(i)          Tranche A DIP Facility Claims: Tranche A DIP Facility Claims shall be Allowed in an amount equal to (a) the aggregate outstanding principal amount under the Tranche A DIP Facility of $30,600,000, plus (b) all accrued and unpaid cash interest on the Tranche A DIP Loans under the Tranche A DIP Facility as of the Effective Date, plus (c) any default interest, premiums, fees, expenses, disbursements, costs, charges and any other amounts due under the Tranche A DIP Facility as of the Effective Date.  On the Effective Date, each Holder of an Allowed Tranche A DIP Facility Claim shall receive, in full and complete settlement, release, and discharge of such Claim, payment in full, in Cash, from the proceeds of the sale of the New Series A Preferred Stock pursuant to the New Series A Preferred Stock Investment Agreement.

(ii)         Tranche B DIP Facility Claims: Tranche B DIP Facility Claims shall be Allowed in an amount equal to the sum of: (x) with respect to the portion of Tranche B DIP Facility Claims that are not Incremental Tranche B DIP Accordion Claims: (1) the aggregate

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outstanding funded principal amount under the Tranche B DIP Facility (as of September 12, 2016) of $57,600,000, plus  (2) $2,304,000 representing a commitment fee paid-in-kind on February 10, 2016 on Tranche B DIP Loans (other than Incremental Foreign Loans) in accordance with the DIP Credit Documents, plus (3) $1,293,205.01, representing interest paid-in-kind through but not including November 1, 2016 on Tranche B DIP Loans (other than Incremental Foreign Loans) under the Tranche B DIP Facility, plus all interest payable-in-kind from and after such date on the Tranche B DIP Loans under the Tranche B DIP Facility through the Effective Date, plus (4) $4,204,339.04 representing interest paid-in-kind through and including November 1, 2016 on the Incremental Foreign Loans under the Foreign Loan Agreement, (5) plus all interest payable-in-kind from and after November 2, 2016 on the Incremental Foreign Loans under the Foreign Loan Agreement through the Effective Date (other than amounts which are part of the Incremental Tranche B DIP Accordion Claims), plus (6) any default interest, premiums, fees, expenses, disbursements, costs, charges and any other amounts due under the Tranche B DIP Facility as of the Effective Date (other than amounts which are part of the Incremental Tranche B DIP Accordion Claims); and (y) with respect to that portion of Tranche B DIP Facility Claims that are Incremental Tranche B DIP Accordion Claims: (1) the aggregate funded principal amount under the Incremental Tranche B DIP Accordion (as of October 31, 2016) of $5,000,000, plus (2) the aggregate funded principal amount under the Incremental Tranche B DIP Accordion from and after October 31, 2016 (if any), plus (3) $400,000 representing a commitment fee paid-in-kind on September 30, 2016 on account of the $10,000,000 committed under the Incremental Tranche B DIP Accordion pursuant to the Amendment and Supplemental Agreement, plus (4) any additional commitment fees paid- or payable-in-kind on any amounts committed under the Tranche B DIP Facility (with respect to the Incremental Tranche B DIP Accordion) from and after October 31, 2016 in accordance with the DIP Credit Documents (if any), plus (5) all interest payable-in-kind on any Tranche B DIP Loans under the Tranche B DIP Facility (with respect to the Incremental Tranche B DIP Accordion) through the Effective Date, plus (6) any default interest, premiums, fees, expenses, disbursements, costs, charges and any other amounts due under the Tranche B DIP Facility (with respect to the Incremental Tranche B DIP Accordion) as of the Effective Date.

(A) On the Effective Date, each Holder of an Allowed Tranche B DIP Facility Claim (other than an Incremental Tranche B DIP Accordion Claim and any amounts paid or payable in Cash in accordance with the Plan), shall receive, in full and complete settlement, release, and discharge of such Claim:

(I)	such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Tranche B DIP Facility Claim (exclusive of the Incremental Tranche B DIP Accordion Claims and net of amounts paid or payable in Cash in accordance with the Plan) bears to the aggregate amount of Allowed Tranche B DIP Facility Claims (exclusive of the Incremental Tranche B DIP Accordion Claims and net of amounts paid or payable in Cash in accordance with the Plan) of Series C Warrants, which shall be deemed automatically transferred to Allianz without any further action by any party; and

(II)	together with the Holders of Allowed Original Foreign Loan Claims as set forth in Section 3.02(c), such Holder’s pro rata share (calculated
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based on the proportion that such Holder’s Allowed Tranche B DIP Facility Claim (exclusive of the Incremental Tranche B DIP Accordion Claims and net of amounts paid or payable in Cash in accordance with the Plan) bears to the aggregate amount of Allowed Tranche B DIP Facility Claims (exclusive of the Incremental Tranche B DIP Accordion Claims and net of amounts paid or payable in Cash in accordance with the Plan) and Allowed Original Foreign Loan Claims) of (1) 100% of the New Series B Preferred Stock, and (2) 70% of the New Common Stock, subject to dilution by any amounts distributable upon the exercise of the New Warrants;

provided, however, that as a condition to the receipt of such New Series B Preferred Stock, New Common Stock and New Warrants, such Holder shall be required to execute the applicable New Governance Documents, as set forth in Sections 5.16 and 8.01 of this Plan.

(B) On the Effective Date, each Holder of an Incremental Tranche B DIP Accordion Claim (other than amounts paid or payable in Cash in accordance with the Plan) shall receive, in full and complete settlement, release, and discharge of such Claim, (1) shares of New Series A Preferred Stock having a face amount equal to 102% of such Holder’s Allowed Incremental Tranche B DIP Accordion Claim (other than amounts paid or payable in Cash in accordance with the Plan), and (2) such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Incremental Tranche B DIP Accordion Claim bears to the aggregate amount of Allowed Incremental Tranche B DIP Accordion Claims (net of amounts paid or payable in Cash in accordance with the Plan) and the New Series A Preferred Stock Investment Amount) of the New Common Stock Additional Amount; provided, however, that as a condition to the receipt of such New Series A Preferred Stock and New Common Stock, such Holder shall be required to execute the applicable New Governance Documents, as set forth in Sections 5.16 and 8.01 of this Plan.

(d)          Professional Fee Claims

All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 363, 503(b), or 1103 of the Bankruptcy Code (other than Professional Fee Claims made by Ordinary Course Professionals) must be made by application Filed with the Bankruptcy Court and served on the Reorganized Debtors, their counsel, counsel to the Required DIP Lenders, the Fee Examiner, and other necessary parties-in-interest no later than sixty (60) days after the date that a notice of the occurrence of the Effective Date has been entered on the docket for the Chapter 11 Cases, unless otherwise ordered by the Bankruptcy Court. Requests for Professional Fee Claims shall be in compliance with such orders of the Bankruptcy Court governing such Professional Fee Claims and subject to the limitations set forth in Section 13.04 of the Plan. Objections to such applications must be Filed and served on the Reorganized Debtors, their counsel, counsel to the Required DIP Lenders, and the requesting Professional or other Entity on or before the date that is thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application was served. After notice and a hearing in accordance with the procedures established by the

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Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

The Reorganized Debtors may, without application to or approval by the Bankruptcy Court, retain professionals and pay reasonable professional fees and expenses in connection with services rendered to the Reorganized Debtors after the Effective Date.

Section 3.02 Treatment of Classified Claims and Interests

As set forth above, certain designated Classes of Claims and Interests are assigned the same number across each of the Debtors. However, this Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and, for purposes of voting and distributions under the Plan, each Class of Claims shall constitute a separate Class for each respective Debtor.

(a)          Class 1 Claims: Other Priority Claims against (i) the 2019 Debtors (Class 1A (2019 Debtors) through Class 1LL (2019 Debtors)), (ii) the Foreign Debtors (Class 1A (Foreign Debtors) and Class 1B (Foreign Debtors)), and (iii) the Non-Obligor Debtors (Class 1A (Non-Obligor Debtors) through Class 1D (Non-Obligor Debtors)) shall be collectively referred to below as “Class 1 Claims”.

Classification:	Class 1 Claims consist of Other Priority Claims against (i) the 2019 Debtors, (ii) the Foreign Debtors, and (iii) the Non-Obligor Debtors.

Treatment:	The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims will be unaltered by the Plan. Unless otherwise agreed to by the Holder of an Allowed Class 1 Claim and the Debtors (with the consent of the Required DIP Lenders) or the Reorganized Debtors, as applicable, each Holder of an Allowed Class 1 Claim shall receive in full, final and complete satisfaction, settlement, release and discharge of such Allowed Class 1 Claim (a) payment of the Allowed Class 1 Claim in full in Cash on or as soon as is reasonably practicable after the later of (i) the Effective Date and (ii) the date on which such Claim is Allowed by a Final Order of the Bankruptcy Court or (b) with the consent of the Required DIP Lenders, such other treatment permitted by section 1129(a)(9) of the Bankruptcy Code.

Voting:	Class 1 Claims are Unimpaired, and the Holders of Allowed Class 1 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 1 Claims shall not be entitled to vote to accept or reject the Plan.

(b)          Class 2 Claims: Other Secured Claims against (i) the 2019 Debtors (Class 2A (2019 Debtors) through Class 2LL (2019 Debtors)), (ii) the Foreign Debtors (Class 2A (Foreign Debtors) and Class 2B (Foreign Debtors)), and (iii) the Non-Obligor Debtors (Class 2A

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(Non-Obligor Debtors) through Class 2D (Non-Obligor Debtors)), shall be collectively referred to below as “Class 2 Claims”.

Classification:	Class 2 Claims consist of Other Secured Claims against (i) the 2019 Debtors, (ii) the Foreign Debtors, and (iii) the Non-Obligor Debtors.

Treatment:	On or as soon as is reasonably practicable after the later of (A) the Effective Date and (B) the date on which an Other Secured Claim is Allowed by a Final Order of the Bankruptcy Court, each Holder of an Allowed Class 2 Claim shall receive, in full and complete settlement, release and discharge of such Claim, in the sole discretion of the Debtors or the Reorganized Debtors, as applicable: (i) payment in full in Cash, including the payment of interest allowable under section 506(b) of the Bankruptcy Code, if any; (ii) with the consent of the Required DIP Lenders, reinstatement pursuant to section 1124 of the Bankruptcy Code; (iii) with the consent of the Required DIP Lenders, the Collateral securing any such Allowed Other Secured Claim; or (iv) with the consent of the Required DIP Lenders, such other consideration so as to render such Allowed Other Secured Claim Unimpaired.

Voting:	Class 2 Claims are Unimpaired, and the Holders of Allowed Class 2 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 2 Claims shall not be entitled to vote to accept or reject the Plan.

(c)          Class 3 Claims: Original Foreign Loan Claims against the Foreign Debtors (Class 3A (Foreign Debtors) and Class 3B (Foreign Debtors)), shall be collectively referred to below as “Class 3 Claims”.

Classification:	Class 3 Claims consist of Original Foreign Loan Claims against the Foreign Debtors.

Treatment:	Each Holder of an Allowed Class 3 Claim (together with those Holders of Tranche B DIP Facility Claims as set forth in Section 3.01(c)(ii)(A)(II)), shall receive, on the Effective Date, or as soon as reasonably practicable thereafter, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Original Foreign Loan Claim bears to the aggregate amount of Allowed Tranche B DIP Facility Claims (exclusive of the Incremental Tranche B DIP Accordion Claims and net of amounts paid or payable in Cash in accordance with the Plan) and Allowed Original Foreign Loan Claims) of (A) 100% of the New Series B Preferred Stock, and

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(B) 70% of the New Common Stock, subject to dilution by any amounts distributable upon the exercise of the New Warrants; provided, however, that as a condition to the receipt of such New Series B Preferred Stock and New Common Stock, such Holder shall be required to execute the applicable New Governance Documents, as set forth in Sections 5.16 and 8.01 of this Plan.

Allowance:	Class 3 Claims shall be Allowed in an amount equal to (a) the aggregate outstanding amount due in respect of the Initial Foreign Loan as of February 10, 2016 of $21,936,194.49 plus (b) $3,171,928.15 representing interest subsequently paid-in-kind through and including November 1, 2016 on the Initial Foreign Loans plus all interest payable-in-kind from and after such date on the Initial Foreign Loans through the Effective Date, plus (c) any default interest, premiums, fees, expenses, disbursements, costs, charges and any other amounts due under the Foreign Loan Documents with respect to the Initial Foreign Loans as of the Effective Date.

Voting:	Class 3 Claims are Impaired and the Holders of Class 3 Claims shall be entitled to vote to accept or reject the Plan.

(d)          Class 4 Claims: Prepetition Second Priority Note Claims against the 2019 Debtors (Claims in Class 4A (2019 Debtors) through Class 4LL (2019 Debtors), shall be collectively referred to below as “Class 4 Claims”).

Classification:	Class 4 Claims consist of Prepetition Second Priority Note Claims against the 2019 Debtors.

Treatment:	Except to the extent that a Holder of an Allowed Class 4 Claim agrees to a less favorable treatment, each Holder of an Allowed Class 4 Claim, in exchange for full and final satisfaction, settlement, release and compromise of such Claim, shall receive, on the Effective Date, or as soon as reasonably practicable thereafter, at the Holder’s election, either:

(A)	such Holder’s (i) pro rata share (calculated based on the proportion that such Holder’s Allowed Claim bears to the aggregate amount of Allowed Class 4 Claims (including, for the avoidance of doubt, any Allowed Claims on account of Holders of Class 4 Claims that elect the Cash Payment Option)) of (a) the Series A Warrant Allocation - Class 4 Claims and (b) the Series B Warrant Allocation - Class 4 Claims, and (ii) pro rata share (calculated based on the proportion that such Holder’s Allowed Claim bears to the aggregate amount of Allowed Class 4 Claims held by Holders that do not elect the Cash Payment Option and

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Allowed Class 5 Claims (2019 Debtors)) of Litigation Trust Secondary Recovery Units; provided, however, that as a condition to the receipt of such New Warrants, such Holder shall be required to execute the applicable New Governance Documents, as set forth in Sections 5.16 and 8.01 of this Plan, or

(B) such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Claim bears to the aggregate amount of Allowed Class 4 Claims held by Holders that elect the Cash Payment Option) of the Cash Pool Payment Amount.

New Warrants/Cash Payment Option: Each Holder of a Class 4 Claim must identify on the Ballot its election to receive Series A Warrants, the Series B Warrants, and the Litigation Trust Secondary Recovery Units, or, in the alternative, the payment on account of the Cash Payment Option. If a Holder of an Allowed Class 4 Claim (i) fails to fill out a Ballot properly, (ii) fails to submit a Ballot timely or does not submit a Ballot, or (iii) becomes entitled to vote on the Plan after the Voting Deadline, then the Holder of such Allowed Class 4 Claim shall be deemed to have elected to receive Series A Warrants, the Series B Warrants, and the Litigation Trust Secondary Recovery Units, in lieu of the payment on account of the Cash Payment Option.

Allowance:	Prepetition Second Priority Note Claims shall be Allowed in the aggregate amount, as of the Petition Date, of $309,196,875.

Voting:	Class 4 Claims are Impaired and the Holders of Class 4 Claims shall be entitled to vote to accept or reject the Plan.

(e)          Class 5 Claims: General Unsecured Claims against (i) the 2019 Debtors (Claims in Class 5A (2019 Debtors) through Class 5LL (2019 Debtors), shall be collectively referred to below as “Class 5 Claims (2019 Debtors)”), (ii) the Foreign Debtors (Claims in Class 5A (Foreign Debtors) and Class 5B (Foreign Debtors), shall be collectively referred to below as “Class 5 Claims (Foreign Debtors)”), and (iii) the Non-Obligor Debtors (Claims in Class 5A (Non-Obligor Debtors) through Class 5D (Non-Obligor Debtors), shall be collectively referred to below as “Class 5 Claims (Non-Obligor Debtors)”, and together with Class 5 Claims (2019 Debtors) and Class 5 Claims (Foreign Debtors), the “Class 5 Claims”).

Classification:	Class 5 Claims consist of General Unsecured Claims against (i) the 2019 Debtors, (ii) the Foreign Debtors, and (iii) the Non-Obligor Debtors.

Treatment:	(i) Class 5 Claims (2019 Debtors): Except to the extent that a Holder of an Allowed Class 5 Claim (2019 Debtors) agrees to a

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less favorable treatment, each Holder of an Allowed Class 5 Claim (2019 Debtors), in exchange for full and final satisfaction, settlement, release and compromise of such Claim, shall receive on the Effective Date, or as soon as reasonably practicable thereafter:

(A) such Holder’s pro rata share (calculated based on the proportion such Holder’s Allowed Claim bears to the aggregate amount of Allowed Class 5 Claims (2019 Debtors)) of: (i) the Series A Warrant Allocation - Class 5 Claims, (ii) the Series B Warrant Allocation - Class 5 Claims, (iii) the Litigation Trust Primary Recovery Units, and (iv) payments under the GUC Note; provided, however, that as a condition to the receipt of such New Warrants, such Holder shall be required to execute the applicable New Governance Documents, as set forth in Sections 5.16 and 8.01 of this Plan; and

(B) such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Claim bears to the aggregate amount of Allowed Class 4 Claims held by Holders that do not elect the Cash Payment Option and Allowed Class 5 Claims (2019 Debtors)) of Litigation Trust Secondary Recovery Units.

(ii) Class 5 Claims (Foreign Debtors): The legal, equitable and contractual rights of the Holders of Allowed Class 5 Claims (Foreign Debtors) will be unaltered by the Plan. Unless otherwise agreed to by the Holder of an Allowed Class 5 Claim (Foreign Debtors) and the Debtors (with the consent of the Required DIP Lenders) or the Reorganized Debtors, as applicable, each Holder of an Allowed Class 5 Claim (Foreign Debtors) shall receive in full, final and complete satisfaction, settlement, release and discharge of such Allowed Class 5 Claim (Foreign Debtors): (A) payment in full in Cash; (B) reinstatement pursuant to section 1124 of the Bankruptcy Code; or (C) such other consideration so as to render such Allowed Class 5 Claim (Foreign Debtors) Unimpaired.

(iii) Class 5 Claims (Non-Obligor Debtors): The legal, equitable and contractual rights of the Holders of Allowed Class 5 Claims (Non-Obligor Debtors) will be unaltered by the Plan. Unless otherwise agreed to by the Holder of an Allowed Class 5 Claim (Non-Obligor Debtors) and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed Class 5 Claim (Non-Obligor Debtors) shall receive in full, final and complete satisfaction, settlement, release and discharge of such Allowed Class 5 Claim (Non-Obligor Debtors): (A) payment in full in Cash; (B) reinstatement pursuant to section 1124 of the

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Bankruptcy Code; or (C) such other consideration so as to render such Allowed Class 5 Claim (Non-Obligor Debtors) Unimpaired.

Voting:	(i) Class 5 Claims (2019 Debtors): Class 5 Claims (2019 Debtors) are Impaired and the Holders of Allowed Class 5 Claims (2019 Debtors) shall be entitled to vote to accept or reject the Plan.

(ii) Class 5 Claims (Foreign Debtors): Class 5 Claims (Foreign Debtors) are Unimpaired, and the Holders of Allowed Class 5 Claims (Foreign Debtors) will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 5 Claims (Foreign Debtors) shall not be entitled to vote to accept or reject the Plan.

(iii) Class 5 Claims (Non-Obligor Debtors): Class 5 Claims (Non-Obligor Debtors) are Unimpaired, and the Holders of Allowed Class 5 Claims (Non-Obligor Debtors) will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 5 Claims (Non-Obligor Debtors) shall not be entitled to vote to accept or reject the Plan.

(f)       Class 6 Claims: Convenience Claims against the 2019 Debtors (Class 6A (2019 Debtors) through Class 6LL (2019 Debtors)), shall be collectively referred to below as “Class 6 Claims”.

Classification:	Class 6 Claims shall consist of Convenience Claims against the 2019 Debtors.

Treatment:	On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Class 6 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, a one-time payment in Cash equal to such Holder’s pro rata share (calculated based on the proportion that such Holder’s Allowed Claim bears to the aggregate amount of Allowed Convenience Claims) of the Convenience Class Cash Pool.

Voting:	Class 6 Claims are Impaired and the Holders of Allowed Class 6 Claims shall be entitled to vote to accept or reject the Plan.

(g)       Class 7 Claims: Subordinated Claims against (i) the 2019 Debtors (Claims in Class 7A (2019 Debtors) through Class 7LL (2019 Debtors), collectively referred to below as “Class 7 Claims (2019 Debtors)”), (ii) the Foreign Debtors (Claims in Class 7A (Foreign Debtors) and Class 7B (Foreign Debtors), collectively referred to below as “Class 7 Claims (Foreign Debtors)”), and (iii) the Non-Obligor Debtors (Claims in Class 7A (Non-Obligor Debtors) through Class 7D (Non-Obligor Debtors), collectively referred to below as

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“Class 7 Claims (Non-Obligor Debtors)”, and together with Class 7 Claims (2019 Debtors) and Class 7 Claims (Foreign Debtors), the “Class 7 Claims”).

Classification:	Class 7 Claims consist of Subordinated Claims against (i) the 2019 Debtors, (ii) the Foreign Debtors, and (iii) the Non-Obligor Debtors.

Treatment:	(i) Class 7 Claims (2019 Debtors): Holders of Class 7 Claims (2019 Debtors) shall not be entitled to receive or retain any Distributions or other property on account of such Claims under the Plan.

(ii) Class 7 Claims (Foreign Debtors): The legal, equitable and contractual rights of the Holders of Allowed Class 7 Claims (Foreign Debtors) will be unaltered by the Plan. Unless otherwise agreed to by the Holder of an Allowed Class 7 Claim (Foreign Debtors) and the Debtors (with the consent of the Required DIP Lenders) or the Reorganized Debtors, as applicable, each Holder of an Allowed Class 7 Claim (Foreign Debtors) shall receive in full, final and complete satisfaction, settlement, release and discharge of such Allowed Class 7 Claim (Foreign Debtors): (i) payment in full in Cash; (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code; or (iii) such other consideration so as to render such Allowed Class 7 Claim (Foreign Debtors) Unimpaired.

(iii) Class 7 Claims (Non-Obligor Debtors): The legal, equitable and contractual rights of the Holders of Allowed Class 7 Claims (Non-Obligor Debtors) will be unaltered by the Plan. Unless otherwise agreed to by the Holder of an Allowed Class 7 Claim (Non-Obligor Debtors) and the Debtors (with the consent of the Required DIP Lenders) or the Reorganized Debtors, as applicable, each Holder of an Allowed Class 7 Claim (Non-Obligor Debtors) shall receive in full, final and complete satisfaction, settlement, release and discharge of such Allowed Class 7 Claim (Non-Obligor Debtors): (i) payment in full in Cash; (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code; or (iii) such other consideration so as to render such Allowed Class 7 Claim (Non-Obligor Debtors) Unimpaired.

Voting:	(i) Class 7 Claims (2019 Debtors): Class 7 Claims (2019 Debtors) are Impaired, and the Holders of Allowed Class 7 Claims (2019 Debtors) shall be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 7 Claims (2019 Debtors) shall not be entitled to vote to accept or reject the Plan.

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(ii) Class 7 Claims (Foreign Debtors): Class 7 Claims (Foreign Debtors) are Unimpaired, and the Holders of Allowed Class 7 Claims (Foreign Debtors) will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 7 Claims (Foreign Debtors) shall not be entitled to vote to accept or reject the Plan.

(iii) Class 7 Claims (Non-Obligor Debtors): Class 7 Claims (Non-Obligor Debtors) are Unimpaired, and the Holders of Allowed Class 7 Claims (Non-Obligor Debtors) will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 7 Claims (Non-Obligor Debtors) shall not be entitled to vote to accept or reject the Plan.

(h)       Class 8 Claims: Intercompany Claims against (i) the 2019 Debtors (Class 8A (2019 Debtors) through Class 8LL (2019 Debtors)), (ii) the Foreign Debtors (Class 8A (Foreign Debtors) and Class 8B (Foreign Debtors)), and (iii) the Non-Obligor Debtors (Class 8A (Non-Obligor Debtors) through Class 8D (Non-Obligor Debtors)) shall be collectively referred to below as “Class 8 Claims”.

Classification:	Class 8 Claims consist of Intercompany Claims against (i) the 2019 Debtors, (ii) the Foreign Debtors, and (iii) the Non-Obligor Debtors.

Treatment:	On the Effective Date, or as soon as reasonably practicable thereafter, Allowed Class 8 Claims shall, at the election of the Debtors (with the consent of the Required DIP Lenders), or the Reorganized Debtors, as applicable, be either (i) reinstated, (ii) set off against other Intercompany Claims and/or claims by any Debtor against any non-Debtor Subsidiary in one or a series of transactions, or (iii) released, waived, and discharged.

Voting:	Class 8 Claims are Unimpaired, and the Holders of Allowed Class 8 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 8 Claims shall not be entitled to vote to accept or reject the Plan.

(i)       Class 9 Interests: Interests in (i) the Guarantor Debtors (Class 9B (2019 Debtors) through Class 9LL (2019 Debtors)), (ii) the Foreign Debtors (Class 9A (Foreign Debtors) and Class 9B (Foreign Debtors)), and (iii) the Non-Obligor Debtors (Class 9A (Non-Obligor Debtors) through Class 9D (Non-Obligor Debtors)), shall be collectively referred to below as “Class 9 Interests”.

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Classification:	Class 9 Interests consist of all Interests in (i) the Guarantor Debtors; (ii) the Foreign Debtors; and (iii) the Non-Obligor Debtors.

Treatment:	As of the Effective Date, each Holder of Class 9 Interests shall, at the election of the Debtors (with the consent of the Required DIP Lenders), or the Reorganized Debtors, as applicable, be either (i) reinstated, or (ii) released, waived, and discharged.

Voting:	Class 9 Interests are Unimpaired, and the Holders of Allowed Class 9 Interests will be conclusively deemed to have consented to the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Class 9 Interests shall not be entitled to vote to accept or reject the Plan.

(j)       Class 10 Interests: Interests in SFXE (Class 10A (2019 Debtors)) shall be referred to below as “Class 10 Interests”.

Classification:	Class 10 Interests consist of all Interests in SFXE.

Treatment:	On the Effective Date, each Holder of an Interest in SFXE shall not receive or retain any Distribution or other property on account of such Interests under the Plan. All Interests in SFXE and all stock certificates, instruments, and other documents evidencing such Interests in SFXE shall be cancelled as of the Effective Date.

Voting:	Class 10 Interests are Impaired, and the Holders of Interests in SFXE shall be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Class 10 Interests shall not be entitled to vote to accept or reject the Plan.

Section 3.03 Reservation of Rights Regarding Claims and Interests

Except as otherwise explicitly provided in the Plan, nothing herein shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

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ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.01 Classes of Claims Solicited to Vote

Only the votes of Holders of Class 3 Claims, Class 4 Claims, Class 5 Claims (2019 Debtors), and Class 6 Claims shall be solicited with respect to the Plan.

Section 4.02 Acceptance by a Voting Class

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, a voting Class of Claims shall have accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims voted in such Class have timely and properly voted to accept or reject the Plan.

Section 4.03 Presumed Acceptances by Unimpaired Classes

Class 1 Claims, Class 2 Claims, Class 5 Claims (Foreign Debtors), Class 5 Claims (Non-Obligor Debtors), Class 7 Claims (Foreign Debtors), Class 7 Claims (Non-Obligor Debtors), Class 8 Claims, and Class 9 Interests are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Unimpaired Claims and Interests are conclusively presumed to have accepted the Plan. Moreover, Holders of Intercompany Claims and Intercompany Interests consent to the Plan’s treatment of their respective Classes. Accordingly, the votes of Holders of such Unimpaired Claims and Interests shall not be solicited.

Section 4.04 Presumed Rejection by Impaired Class Not Receiving or Retaining Any Property

Class 7  Claims (2019 Debtors) and Class 10 Interests are Impaired under the Plan, and the Holders of such Impaired Claims and Interests are not receiving or retaining any property under the Plan on account of such Claims or Interests. Under section 1126(g) of the Bankruptcy Code, Holders of such Impaired Claims or Interests are conclusively presumed to have rejected the Plan, and the votes of Holders of such Impaired Claims or Interests shall not be solicited.

Section 4.05 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors may seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that rejects the Plan or is deemed to have rejected the Plan. The Debtors reserve the right (with the consent of the Required DIP Lenders) to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule, appendix or exhibit to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

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Section 4.06 Elimination of Vacant Classes

Any Class of Claims or Interests in the Debtors that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.01 Source of Consideration for Plan Distributions

Unless otherwise provided in the Plan, the Debtors, the Reorganized Debtors, and the New Equity Issuer, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan (including, without limitation, to enter into the New Series A Preferred Stock Investment Agreement), and to sell and use proceeds from the sale of shares of the New Series A Preferred Stock and/or any funds held by the Debtors on the Effective Date or available under the DIP Facility, (i) to make Distributions required by the Plan, (ii) to pay other expenses of the Chapter 11 Cases, to the extent so ordered by the Bankruptcy Court, and (iii) for general corporate purposes. Further, the Debtors, the Reorganized Debtors, and the New Equity Issuer shall (with the consent of the Required DIP Lenders) be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.

Section 5.02 Continued Corporate Existence

Except as may be implemented pursuant to Section 5.07(g) of the Plan, each of the Reorganized Debtors shall continue to exist after the Effective Date with all powers of a corporation or a limited liability company under the laws of the respective jurisdiction governing their formation or incorporation and pursuant to the New Governance Documents and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable federal or state law, except as such rights may be limited, modified and conditioned by the Plan, the Plan Supplement, and any other documents and instruments executed in connection therewith.

Section 5.03 General Corporate Matters

The entry of the Confirmation Order shall constitute authorization for the Debtors and the Reorganized Debtors to take or cause to be taken all actions necessary or appropriate to consummate and implement the provisions of the Plan prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court, including those actions contemplated under the Description of Structure. All such actions shall be deemed to have occurred and shall be in effect pursuant to applicable non-bankruptcy law and the Bankruptcy Code, without any requirement of further action by the partners, members, stockholders, directors or managers of the Debtors or the Reorganized Debtors. Such actions may include (1) the adoption and filing of the Restated Charter Documents and the other New Governance Documents, (2) the appointment of the New

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SFXE Board, (3) subject to the provisions of the New Governance Documents, the adoption and implementation of the Management Incentive Plan, (4) the authorization, issuance and/or Distribution pursuant to the Plan of the GUC Note, the New Preferred Stock, the New Common Stock, and the New Warrants, (5) the authorization and execution of the Litigation Trust Agreement and the distribution of the Litigation Trust Assets to the Litigation Trust, (6) the execution, delivery and/or filing, as applicable, of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law, and (7) the execution, delivery and/or filing, as applicable, of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, security, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree. On the Effective Date, the appropriate officers, partners, members, directors and managers of the Debtors and the Reorganized Debtors are authorized and directed to execute and deliver the agreements, documents, and instruments contemplated by the Plan or the Plan Supplement, in the name and on behalf of the Debtors or the Reorganized Debtors.

Section 5.04 Post Effective Date Boards

On the Effective Date, the operations of the Reorganized Debtors shall become the responsibility of their respective boards of directors or managers, subject to and in accordance with the applicable New Governance Documents of each Reorganized Debtor, which shall provide that each Reorganized Debtor shall continue to operate under the laws of their respective jurisdictions of incorporation or formation.

Except (x) for the specified corporate actions to be identified in the documents included in the Plan Supplement, and which shall require approval of holders as set forth therein, and (y) as otherwise required by non-waivable applicable law, after the Effective Date, the New SFXE Board shall make all decisions relating to the Reorganized Debtors.

As shall be set forth in the applicable New Governance Documents, the New SFXE Board shall consist of a number of members and be appointed in a manner, subject to applicable law, to be agreed upon by the Required Tranche B DIP Lenders or otherwise provided in the New Governance Documents. In accordance with section 1129(a)(5) of the Bankruptcy Code, the initial directors of the Reorganized Debtors, including the members of the New SFXE Board, shall be comprised of the individuals identified in a disclosure to be Filed as part of the Plan Supplement, to the extent known.

Section 5.05 Officers of the Reorganized Debtors

The initial officers of the Reorganized Debtors shall be selected as set forth in the Plan Supplement. After the Effective Date, the Reorganized Debtors may remove or appoint officers in accordance with applicable non-bankruptcy law.

Section 5.06 Indemnification Obligations

(a)       Upon the Effective Date, the right of an Indemnified Person to receive any reimbursements, advancements, payments or other amounts arising out of, relating to or in

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connection with any Indemnification Obligation shall be limited to, and an Indemnified Person’s sole and exclusive remedy to receive any of the foregoing, shall be exclusively from the Debtors’ director and officer insurance policies, and no Indemnified Person shall seek, or be entitled to receive, any of the foregoing from (directly or indirectly) the Debtors and/or Reorganized Debtors, including but not limited through a recovery under the Plan as a Class 5 Claim, Class 6 Claim or as any other classified or unclassified claim hereunder (and, for the avoidance of doubt, any such claim of an Indemnified Person in connection with an Indemnification Obligation shall not be included for purposes of the calculation based on Allowed Class 5 Claims (2019 Debtors) set forth in the definition of Litigation Trust Primary Recovery Units). Nothing in the Plan shall be deemed an assumption by the Reorganized Debtors of any contract, agreement, resolution, instrument or document in which such Indemnification Obligations are contained, memorialized, agreed to, embodied or created (or any of the terms or provisions thereof).

(b)       Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the director and officer liability insurance policies, solely to the extent executory, and solely to the extent that assumption of such policies shall not be deemed to create or vest any obligation of the Debtors or Reorganized Debtors to pay or satisfy any obligation, deductible, self-insured retention, or indemnification under any director and officer liability insurance policy; provided, however, without limiting the foregoing, nothing herein is intended to, shall be deemed to, create or vest any obligation of the Debtors or Reorganized Debtors to pay or satisfy any obligation, deductible, self-insured retention, or indemnification under any director and officer liability insurance policy. For the avoidance of doubt, the Organization shall automatically be deemed, without further act or action, to have “failed” and “refused” to advance, pay or indemnify covered Loss of an Insured Person within the applicable Retention, as set forth in the AIG Policy (all capitalized terms used in the foregoing sentence shall have such meanings ascribed to them in the AIG Policy).

(c)       Prior to or on the Effective Date, the Debtors or the Reorganized Debtors, shall purchase reasonably sufficient tail coverage, as determined by the Debtors, to extend the discovery or reporting period of any director and officer liability insurance policy for the current policy period to enable all currently covered Indemnified Persons who are subject to the Debtor’s Indemnification Obligation to report Claims first made against them for a reasonable period after the Effective Date, arising out of alleged wrongful acts occurring prior to the Effective Date.

Section 5.07 Restructuring Implementation Steps

The transactions contemplated by the Plan will require the following:

(a)       Establishment of Litigation Trust. On the Effective Date, the Litigation Trust Agreement shall be executed, the Litigation Trust shall be established, the Litigation Trustee shall be appointed, the Litigation Trust Oversight Committee shall be constituted, and the Litigation Trust Claims shall be transferred to the Litigation Trust, all in accordance with the terms of Article VI hereof. The Confirmation Order shall provide for the appointment of the Litigation Trustee as the representative of the Estates for purposes necessary and proper to carry out the enforcement of the Litigation Trust Claims on behalf of and in the right of the Estates.

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(b)       Execution of the GUC Note. On the Effective Date, the applicable New Debt Issuer shall be authorized, without further act or action under applicable law, regulation, order or rule, and without further corporate proceedings or action, to issue the GUC Note to the Litigation Trustee for subsequent distributions thereunder to be made to the Holders of Allowed Class 5 Claims (2019 Debtors). All documentation with respect to the GUC Note shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, the Required Tranche B DIP Lenders, and the Creditors’ Committee.

(c)       Execution and Delivery of New Series A Preferred Stock Investment Agreement and Authorization and Issuance of the New Preferred Stock. On the Effective Date, the applicable New Equity Issuer shall be authorized, without further act or action under applicable law, regulation, order or rule, and without further corporate proceedings or action, to enter into the New Series A Preferred Stock Investment Agreement, and to issue to the applicable parties shares of (1) the New Series A Preferred Stock pursuant to the Plan and the New Series A Preferred Stock Investment Agreement, having the terms as set forth in the New Series A Preferred Stock Certificate and (2) the New Series B Preferred Stock pursuant to the Plan, having the terms as set forth in the New Series B Preferred Stock Certificate. All documentation (A) with respect to the New Series A Preferred Stock shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, and the New Series A Preferred Stock Investors, and (B) with respect to the New Series B Preferred Stock shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, and the Required Tranche B DIP Lenders.

(d)       Authorization and Issuance of New Common Stock. On the Effective Date, the applicable New Equity Issuer shall be authorized, without further act or action under applicable law, regulation, order or rule, and without further corporate proceedings or action, to issue and deliver shares of New Common Stock (including the New Common Stock Additional Amount) pursuant to the Plan and the New Series A Preferred Stock Investment Agreement to the Holders of the Tranche B DIP Facility Claims, the Holders of Allowed Original Foreign Loan Claims, and the New Series A Preferred Stock Investors.

(e)       Authorization of New Stockholders’ Agreement. On the Effective Date, the applicable New Equity Issuer shall be authorized, without further act or action under applicable law, regulation, order or rule, and without further corporate proceedings or action, to enter into the New Stockholders’ Agreement containing certain terms and conditions governing the rights of holders of New Series A Preferred Stock, holders of New Series B Preferred Stock, holders of New Common Stock and, if required pursuant to the Description of Structure, holders of the New Warrants. All documentation with respect to the New Stockholders’ Agreement shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, the Required Tranche B DIP Lenders, and, if the holders of New Warrants are required to be parties to the New Stockholders’ Agreement pursuant to the Description of Structure, the Creditors’ Committee. The New Stockholders’ Agreement shall contain restrictions on the transfer of shares of New Common Stock, the shares of the New Series A Preferred Stock and the shares of New Series B Preferred Stock that would prevent transfers of any share of New Common Stock, any share of New Series A Preferred Stock or any share of New Series B Preferred Stock, if the applicable New Equity Issuer believes, in good faith, that such transfer could require the applicable New Equity Issuer to become a reporting entity under

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Section 12 of the Securities Exchange Act. Subject to the terms of the immediately preceding sentence and to other transfer restrictions that may be included in the applicable New Governance Documents, shares of New Common Stock and shares of New Preferred Stock shall be transferable after first providing the applicable New Equity Issuer with notice at least five (5) Business Days prior to the proposed transfer.

(f)       Authorization and Issuance of New Warrants. On the Effective Date, the applicable New Equity Issuer shall be authorized, without further act or action under applicable law, regulation, order or rule, and without further corporate proceedings or action, to issue the New Warrants pursuant to the terms of the Plan, and such warrants shall be issued without any payment or consideration from the holders who are the beneficiaries thereof. To the extent the total amount of Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors) has not been determined on the Effective Date, the Series A Warrants and the Series B Warrants will be issued to a third party agent or nominee selected by the Debtors (with the consent of the Required Tranche B DIP Lenders) for the benefit of the Holders of Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors). Upon final adjudication or final determination of all Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors), the Series A Warrants and Series B Warrants will be distributed by such third party agent or nominee to the Holders of Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors) in their respective pro rata amounts; provided, however, that the Series A Warrants and Series B Warrants that were allocated pursuant to the Series A Warrant Allocation - Class 4 Claims and Series B Warrant Allocation - Class 4 Claims to Holders who elected the Cash Payment Option (if any), shall not be distributed to such Holders, and instead will be canceled. The parties may determine to issue the Series A Warrants or the Series B Warrants in one or more sub-series as may be required or deemed advisable to effectuate the Distributions set forth in the Plan. All documentation with respect to the New Warrants (including, but not limited to, the New Warrants, or a warrant agreement, if applicable) shall be consistent with the terms of the Plan and shall be in form and substance reasonably acceptable to the Debtors or Reorganized Debtors, as applicable, Allianz, the Required Tranche B DIP Lenders, and the Creditors’ Committee (as applicable). No such documentation with respect to the New Warrants may be modified or amended in any manner materially adverse to the holder thereof except with the express prior written consent of holders of a majority of the New Warrants so adversely affected. For the avoidance of doubt, pursuant to Section 3.01(c)(ii)(A)(I) of the Plan, the Series C Warrants shall be deemed automatically transferred to Allianz without any further action by any party.

Notwithstanding anything to the contrary set forth in the Plan, the New Warrants shall not (i) bear any stated rate of interest; (ii) entitle the holder thereof to vote or receive dividends or to be deemed the holder of capital stock or any other securities of the applicable New Equity Issuer which may at any time be distributable thereunder for any purpose; or (iii) confer upon the holder thereof (in its capacity as a holder of the New Warrants) any of the rights of a stockholder of a New Equity Issuer (including appraisal rights, any right to vote for the election of directors or upon any matter submitted to stockholders of a New Equity Issuer at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise). The Reorganized Debtors or the applicable New Equity Issuer (or the Disbursing Agent or other warrant agent selected by the Debtors) shall maintain a register identifying each holder of a New Warrant, the amount of the New Warrant held by such holder, and whether such New Warrant is a Series A Warrant, a Series B Warrant or a Series C Warrant. The New Warrants, or the

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warrant agreement that governs the New Warrants, if applicable, shall contain restrictions on the transfer of New Warrants that would prevent transfers of any New Warrants, if the applicable New Equity Issuer believes, in good faith, that such transfer could require the applicable New Equity Issuer to become a reporting entity under Section 12 of the Securities Exchange Act. Subject to the terms of the immediately preceding sentence and to other transfer restrictions that may be included in the applicable New Governance Documents that govern the New Warrants, the New Warrants shall be transferable after first providing the applicable New Equity Issuer with written notice at least five (5) Business Days prior to the proposed transfer.

(1)	Termination and Expiration of New Warrants

The Series A Warrants, the Series B Warrants, and the Series C Warrants shall each terminate and expire on the earlier to occur of (i) the fifth (5th) anniversary of the Effective Date, and (ii) the consummation of a Liquidity Event, subject, in both cases, to the right of the holder of such New Warrants to receive any consideration that may be owing in respect of a Liquidity Event that occurs concurrently with such termination.

Distributions on account of the New Warrants will be made only to the extent required by the Plan and the terms of the New Warrants and, if no such distributions are required to be made hereunder or thereunder, the New Warrants will terminate and expire and cease to exist and holders thereof will receive no value on account of the New Warrants.

(2)	Series A Warrants

Upon the occurrence of a Liquidity Event prior to the termination and expiration of the Series A Warrants, holders of the Series A Warrants shall receive consideration (payable in Cash, securities or other property, or a combination thereof, at the option of the New Equity Issuer, as provided in the Series A Warrants) equal to their pro rata allocation (as determined by Section 3.02(d) and 3.02(e) of the Plan) of twelve-and-a-half percent (12.5%) of the aggregate fair market value of the New Common Stock in such Liquidity Event, determined on the basis of the total consideration actually received by the holders of New Common Stock in such Liquidity Event in respect of New Common Stock and the percentage of the New Common Stock participating in such Liquidity Event (or, in the case of a Liquidity Event that is a Qualified Public Offering, the public offering price per share of New Common Stock sold in the Qualified Public Offering multiplied by the number of shares of New Common Stock that are issued and outstanding immediately prior to such Qualified Public Offering); provided, however, that the Series A Warrants shall be subject to dilution by the Series B Warrants and the Series C Warrants.

In the event that upon an occurrence of a Liquidity Event prior to the termination and expiration of the Series A Warrants, the consideration distributable to Holders of the Series A Warrants on account of the Series A Warrants does not in the aggregate exceed a value of $500,000, then at the Holder’s option (the “Series A Warrant Put”), which shall be deemed automatically exercised, the applicable New Equity Issuer shall be obligated to purchase all outstanding Series A Warrants for a total of $500,000, less the consideration received (if any) by the Holders of Series A Warrants upon a Liquidity Event, payable in Cash. For the avoidance of

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doubt, if the Series A Warrant Put is triggered, no distribution shall be made on account of the Series B Warrants or the Series C Warrants.

Nothing in this Section 5.07(f) shall obligate the Reorganized Debtors, the applicable New Equity Issuer, and/or the applicable New Debt Issuer, to purchase the Series A Warrants if a Liquidity Event does not occur before the fifth (5th) anniversary of the Effective Date.

(3)	Series B Warrants

Upon the occurrence of a Liquidity Event prior to the termination and expiration of the Series B Warrants, holders of the Series B Warrants shall receive consideration (payable in Cash, securities or other property, or a combination thereof, at the option of the New Equity Issuer, as provided in the Series B Warrants) equal to their applicable pro rata allocation (as determined by Section 3.02(d) and 3.02(e) of the Plan) of ten percent (10%) of the amount by which the aggregate fair market value of the New Common Stock in such Liquidity Event, determined on the basis of the total consideration actually received by the holders of New Common Stock in such Liquidity Event in respect of New Common Stock and the percentage of the New Common Stock participating in such Liquidity Event (or, in the case of a Liquidity Event that is a Qualified Public Offering, the public offering price per share of New Common Stock sold in the Qualified Public Offering multiplied by the number of shares of New Common Stock that are issued and outstanding immediately prior to such Qualified Public Offering) exceeds the Equity Value Threshold. The Series B Warrants and Series C Warrants shall dilute the Series A Warrants above the Equity Value Threshold.

(4)	Series C Warrants

Upon the occurrence of a Liquidity Event prior to the termination and expiration of the Series C Warrants, holders of the Series C Warrants shall receive consideration (payable in Cash, securities or other property, or a combination thereof, at the option of the New Equity Issuer, as provided in the Series C Warrants) equal to their pro rata share (calculated based on the proportion that a Holder’s Series C Warrants bears to the aggregate amount of Series C Warrants distributed) of one percent (1%) of the amount by which the aggregate fair market value of the New Common Stock in such Liquidity Event, determined on the basis of the total consideration actually received by the holders of New Common Stock in such Liquidity Event in respect of New Common Stock and the percentage of the New Common Stock participating in such Liquidity Event (or, in the case of a Liquidity Event that is a Qualified Public Offering, the public offering price per share of New Common Stock sold in the Qualified Public Offering multiplied by the number of shares of New Common Stock that are issued and outstanding immediately prior to such Qualified Public Offering) exceeds the Equity Value Threshold. The Series B and the Series C Warrants shall dilute the Series A Warrants above the Equity Value Threshold.

(g)       Restructuring Transactions. From the Confirmation Date through the Effective Date, the Debtors (with the consent of the Required Tranche B DIP Lenders) or the Reorganized Debtors, as applicable, may enter into such transactions, execute and deliver such agreements, instruments and other documents, and may take such actions as may be necessary or appropriate, in accordance with any applicable law, to effect a company/corporate or operational

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restructuring of the Debtors’ businesses, to otherwise simplify the overall company/corporate or operational structure of the Reorganized Debtors, to achieve company/corporate or operational efficiencies, or to otherwise improve financial results; provided that such transactions or actions are not otherwise materially inconsistent with the Plan (or any documents in the Plan Supplement). The specific corporate structure pursuant to which the Debtors will reorganize shall be determined by the Debtors and the Required Tranche B DIP Lenders (and shall be reasonably acceptable to the Creditors’ Committee) prior to the Effective Date and may include, among other things, (i) conversion of certain of the Debtors into limited liability companies and/or corporations (as applicable), (ii) the creation of one or more newly formed holding companies with respect to the Reorganized Debtors, and (iii) the issuance of intercompany liabilities and/or intercompany equity. A detailed summary of any known structural changes shall be set forth in the Description of Structure included in the Plan Supplement.

Section 5.08 Exemption under Section 1145 of the Bankruptcy Code

The offering, issuance and Distribution of any securities pursuant to the Plan and any and all settlement agreements incorporated therein are exempt from applicable federal and state securities laws (including blue sky laws), registration and other requirements, including but not limited to, the registration and prospectus delivery requirements of Section 5 of the Securities Act, pursuant to section 1145 of the Bankruptcy Code or, if section 1145 of the Bankruptcy Code is not available, pursuant to Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act, as applicable.

Section 5.09 Revesting of Assets; Preservation of Causes of Action; Release of Liens

Except as otherwise provided herein, or in the Confirmation Order, and pursuant to section 1123(b)(3) and sections 1141(b) and (c) of the Bankruptcy Code, on the Effective Date, all of the property and assets of the Debtors and all Causes of Action (and rights with respect thereto) that the Debtors or the Estates may hold against any Person or Entity (other than those expressly released or subject to exculpation pursuant to Sections 12.02 and 12.05 of the Plan, respectively) shall automatically vest or revest in the Reorganized Debtors, free and clear of all Claims, Liens, Interests, charges or other encumbrances; provided, however, that on the Effective Date, all of the Debtors’ right, title and interest in and to the Litigation Trust Claims shall become Litigation Trust Assets in accordance with Article VI of the Plan. On and after the Effective Date, the Reorganized Debtors may operate the Debtors’ businesses and conduct their affairs and use, acquire or dispose of property and assets and settle or compromise any Claims (subject to Sections 9.01(iii) and 9.03 of the Plan), Interests, or Causes of Action (and rights with respect thereto) (other than the Litigation Trust Claims and rights with respect thereto) without the supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject to the terms of this Plan and the Plan Supplement, and all documents and exhibits thereto implementing the provisions of the Plan.

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, to the fullest extent possible under applicable law, on the Effective Date, the Reorganized Debtors or their successors shall retain and may enforce, and

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shall have the sole right to enforce, prosecute, abandon, dismiss, compromise or settle any claims, demands, rights, and those Causes of Action (and rights with respect thereto) that the Debtors may hold against any Entity, except those Causes of Action that are (i) released or subject to exculpation pursuant to Sections 12.02 and 12.05 of the Plan, respectively or (ii) Litigation Trust Claims that are transferred to the Litigation Trust.

Section 5.10 Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to: (1) the creation of any mortgage, deed of trust, Lien or other security interest; (2) the making or assignment of any lease or sublease; (3) the issuance and/or Distribution pursuant to the Plan of the New Preferred Stock, the New Common Stock, the New Warrants, and any other securities of the Debtors, the Reorganized Debtors, a New Debt Issuer, or a New Equity Issuer; (4) the transfer of the Litigation Trust Assets to the Litigation Trust; and (5) the making or delivery of any deed, bill of sale, assignment and assumption agreement or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements, equity purchase agreements or asset purchase agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; and (e) assignments executed in connection with any transaction occurring pursuant to the Plan.

Section 5.11 Reorganized Debtors’ Obligations under the Plan

From and after the Effective Date, the Reorganized Debtors shall exercise their reasonable discretion and business judgment to perform their obligations under the Plan. The Plan will be administered and actions will be taken in the name of the Debtors and the Reorganized Debtors. From and after the Effective Date, the Reorganized Debtors shall conduct, among other things, the following tasks (except to the extent otherwise provided by the Plan):

(i)       administer the Plan and take all steps and execute all instruments and documents necessary to effectuate the terms of the Plan;

(ii)       pursue (including, as it determines through the exercise of their business judgment, prosecuting, enforcing, objecting to, litigating, reconciling, settling, abandoning or resolving) all of the rights, Claims, Causes of Action, defenses, and counterclaims retained by the Debtors or the Reorganized Debtors;

(iii)      reconcile Claims and resolve Disputed Claims, and administer the Claims’ allowance and disallowance processes as set forth in the Plan, including objecting to, prosecuting, litigating, reconciling, settling, and resolving Claims and Disputed Claims in accordance with the Plan;

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(iv)      make decisions regarding the retention, engagement, payment, and replacement of professionals, employees, and consultants;

(v)       administer the Distributions under the Plan;

(vi)      exercise such other powers as necessary or prudent to carry out the provisions of the Plan;

(vii)     file appropriate tax returns;

(viii)   file a motion requesting the Bankruptcy Court enter a final decree closing the Chapter 11 Cases; and

(ix)      take such other action as may be necessary or appropriate to effectuate the Plan.

Section 5.12 Cancellation of Existing Notes, Securities and Agreements

Except for purposes of evidencing a right to a Distribution under the Plan, Lien priority and perfection with respect to the applicable foreign SFX Entities, or otherwise as provided hereunder, on the Effective Date, the DIP Credit Documents, the Foreign Loan Documents and the Prepetition Second Priority Note Documents, and all agreements relating thereto, shall be deemed automatically cancelled, terminated and of no further force or effect, without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the parties, as applicable, thereunder shall be deemed discharged; provided, however, the DIP Credit Documents, the Foreign Loan Documents and the Prepetition Second Priority Note Documents shall continue in effect solely for the limited purpose of (i) allowing the relevant Holders of the DIP Claims, the Original Foreign Loan Claims, and the Prepetition Second Priority Notes to receive their Distributions under the Plan, (ii) allowing the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee, respectively, to make any Distributions on account of the DIP Claims, the Original Foreign Loan Claims, and the Prepetition Second Priority Notes pursuant to this Plan, to perform such other necessary administrative or other functions with respect thereto and with respect to other obligations set forth under the Plan and the Confirmation Order, and for the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee to have the benefit of all the rights and protections and other provisions of the DIP Credit Documents, the Foreign Loan Documents, and the Prepetition Second Priority Note Documents, and all other related agreements, respectively, including to seek compensation and reimbursement of reasonable fees and expenses after the Effective Date, and (iii) permitting the DIP Agent, the Foreign Loan Agent and the Prepetition Second Priority Trustee to maintain and assert their Charging Lien or right to indemnification, contribution or other claim it may have against the DIP Lenders under the DIP Credit Documents, the Foreign Loan Lenders under the Foreign Loan Documents, and the Prepetition Second Priority Noteholders under the Prepetition Second Priority Note Documents, respectively, subject to any and all defenses any party may have under the Plan or applicable law to any such asserted rights or claims.

Except as provided for in Section 3.02(i) of the Plan, on the Effective Date, (i) the existing Interests in the Debtors (other than Intercompany Interests), (ii) any promissory notes,

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share certificates, whether for preferred or common stock (including treasury stock), unit or limited liability company interest certificates, other instruments evidencing any Claims or Interests in the Debtors, other than a Claim that is being reinstated and rendered Unimpaired and other than Intercompany Interests, (iii) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire Interests in the Debtors, and (iv) all registration rights, preemptive rights, rights of first refusal, rights of first offer, co-sale rights and other investor rights governing or relating to any Interests, in any such case, shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and without further corporate or limited liability company or similar authority (as applicable) proceedings or action, and the obligations of the Debtors under the notes, share certificates, unit or limited liability company interest certificates and other agreements and instruments governing such Claims and Interests in the Debtors shall be discharged subject to the provisions of the Plan. The Holders of or parties to such cancelled notes, shares, share certificates, unit or limited liability company interest certificates and other agreements and instruments shall have no rights arising from or relating to such notes, shares, share certificates, unit or limited liability company interest certificates and other agreements and instruments or the cancellation thereof, except the rights provided or preserved pursuant to the Plan.

Section 5.13 Management Incentive Plan

On the Effective Date or as soon as is reasonably practicable thereafter, the Reorganized Debtors may adopt and approve a Management Incentive Plan in accordance with the New Governance Documents. It is anticipated that the Management Incentive Plan will be a liability of Reorganized SFXE, and will provide for the payment to the participants of amounts to be determined based upon specified target disposition thresholds (as determined and approved by the New SFXE Board).

Section 5.14 Transactions on Business Days

If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

Section 5.15 New Governance Documents

On or immediately before the Effective Date, the Debtors, the Reorganized Debtors, and/or any applicable Entity as set forth in the Description of Structure will file their applicable respective New Governance Documents with the applicable Secretaries of State and/or other applicable authorities in their respective jurisdiction of formation or incorporation in accordance with the limited liability company and corporate laws of their respective jurisdictions of formation or incorporation.

After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation, certificate of formation and other constituent documents as permitted by the laws of its respective state, province, or country of formation and its respective certificate of

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incorporation, certificate of formation and other constituent documents and the other New Governance Documents.

Section 5.16 Deemed Execution of the New Governance Documents

On the Effective Date, without any further action by any party, each Holder of an Allowed Claim that receives New Preferred Stock, the New Common Stock, and/or the New Warrants, shall be deemed to be bound by the terms of any New Governance Document (including, but not limited to, the New Stockholders’ Agreement and any warrant agreement) governing the New Preferred Stock, the New Common Stock, and the New Warrants, and such New Governance Document shall be a valid, binding and enforceable obligation of such Holder (including any obligation set forth therein to waive or refrain from exercising any appraisal, dissenters’ or similar rights) even if such Holder has not actually executed and delivered a counterpart thereof; provided, however, that in accordance with Section 8.01 of the Plan, each such Holder shall, as a condition to the receipt of such New Preferred Stock, the New Common Stock, and/or the New Warrants, be required to execute the applicable New Governance Documents, and identify whether or not it is an Accredited Investor.

ARTICLE VI
Litigation Trust

Section 6.01 Establishment of Litigation Trust

On the Effective Date, the Debtors, the Reorganized Debtors, and the Litigation Trustee shall execute the Litigation Trust Agreement and shall take all steps necessary to establish the Litigation Trust in accordance with the Plan. On or after the Effective Date (as may be set forth in the Litigation Trust Agreement), the Debtors or the Reorganized Debtors, as applicable, shall transfer to the Litigation Trust all of their right, title, and interest in and to the Litigation Trust Assets, and the Litigation Trustee shall be deemed to have been designated as a representative of the Estates and the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue Litigation Trust Claims. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, the Litigation Trustee shall be deemed to have been designated as a representative of the Estates and the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets. Notwithstanding the foregoing, all proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to holders of the Litigation Trust Units consistent with the terms of the Plan and the Litigation Trust Agreement.

In connection with the transfer of the Litigation Trust Claims, any attorney-client, work-product protection or other privilege or immunity attaching to any documents or communications (whether written or oral) with respect to the Litigation Trust Claims transferred to the Litigation Trust shall vest in the Litigation Trust. The Debtors and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges, protections and immunities. In the event of any conflict between the terms of this Plan and the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall govern.

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The Litigation Trust shall be established solely for the purpose of holding and administering the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. For all United States federal income tax purposes, among other purposes, all parties (including, without limitation, the Debtors, the Litigation Trustee, and the beneficiaries) shall treat the transfer of the Litigation Trust Assets to the Litigation Trust as (1) a transfer by each Debtor of the Litigation Trust Assets (subject to any obligations relating to those assets) directly to the Litigation Trust Beneficiaries in full satisfaction (together with such other consideration to be Distributed pursuant to the Plan) of the Holders’ Claims against the Debtors followed by (2) the transfer by such Litigation Trust Beneficiaries to the Litigation Trust of the Litigation Trust Assets in exchange for such Litigation Trust Beneficiaries’ respective interest in the Litigation Trust Assets. Accordingly, the Litigation Trust beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Litigation Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for all state, provincial, territorial and local income tax purposes.

Section 6.02 Litigation Trust Assets

The Debtors or the Reorganized Debtors (as applicable) shall transfer the Litigation Trust Assets to the Litigation Trust. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. Upon delivery by the Debtors or the Reorganized Debtors (as applicable) of the Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Litigation Trust Assets; provided, however, the Reorganized Debtors’ obligation to fund the Litigation Trust Budget shall be discharged only upon the payment in full of the Litigation Trust Funding Amount.

From and after the Effective Date, the Litigation Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates and the Litigation Trustee, on behalf of the Litigation Trust, shall have the exclusive right, authority and discretion to institute, prosecute, abandon, settle, or compromise any and all Litigation Trust Claims without the consent or approval of any third party and without any further order of the Bankruptcy Court, except as otherwise provided herein (including, without limitation, in Section 6.03 of the Plan) or in the Litigation Trust Agreement. The Litigation Trustee will covenant that recoveries on any Litigation Trust Claims against the Specified Parties will only be enforced against available proceeds of insurance, and will not be enforced as a personal liability of such individuals; provided, however, that the foregoing covenant shall only apply if the Creditors’ Committee and the Debtors determine in good faith (based on the advice of counsel or other assurances) prior to the Confirmation Date that such limitation on enforcement will not impair coverage under any applicable policy of insurance.

Section 6.03 Litigation Trust Oversight Committee; Litigation Trust Funding Amount

The Litigation Trustee and the Litigation Trust will be subject to oversight by the Litigation Trust Oversight Committee as provided in the Litigation Trust Agreement. The Litigation Trust Oversight Committee shall oversee the Litigation Trustee’s investigation and

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prosecution of the Litigation Trust Claims. In the exercise of its oversight responsibilities, the Litigation Trust Oversight Committee shall consider the impact on the Reorganized Debtors’ operations, and the Litigation Trustee and the Litigation Trust Oversight Committee shall consult with the New SFXE Board prior to the commencement or pursuit of any Litigation Trust Claim against, or the settlement of or objection to a Class 5 Claim (2019 Debtors) of, a vendor, service provider, or operator with whom the Reorganized Debtors continue to do business.

The Reorganized Debtors shall provide the Litigation Trust Funding Amount at such times and in such amounts contemplated by the Plan and the Litigation Trust Budget, which funding amount shall not be reduced by the Litigation Trust Proceeds; provided, however, that the Litigation Trustee shall consult with the Reorganized Debtors to ensure that any request for, and provision of, the funding obligations set forth in clause (ii) of Section 1.112 of the Plan following the Effective Date (A) shall be made as needed, and (B) will not cause liquidity constraints for the Reorganized Debtors and/or result in potential defaults on any of the Reorganized Debtors’ obligations or indebtedness. For the avoidance of doubt, any costs and expenses in excess of the Litigation Trust Funding Amount, including, without limitation, the fees and expenses of the Litigation Trustee, shall be paid solely from the Litigation Trust Assets (other than the GUC Note).

Section 6.04 Distribution of Litigation Trust Proceeds

The Litigation Trustee will be the Disbursing Agent for (i) distribution of the Litigation Trust Proceeds to Holders of Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors) that receive Litigation Trust Units in accordance with the provisions of the Plan and the Litigation Trust Agreement and (ii) distribution of Cash on account of the GUC Note to Holders of Allowed Class 5 Claims (2019 Debtors).

The Litigation Trustee shall make distributions from the Litigation Trust Proceeds in accordance with the Litigation Trust Agreement, which shall provide for the following priority of distribution:

(i)        First, payment to the Reorganized Debtors of fifty percent (50%) of the Litigation Trust Funding Amount;

(ii)       Second, payment to holders of the Litigation Trust Primary Recovery Units;

(iii)      Third, payment to the Reorganized Debtors of the remaining fifty percent (50%) of the Litigation Trust Funding Amount; and

(iv)      Fourth, payment to the holders of the Litigation Trust Secondary Recovery Units.

Section 6.05 Transferability of Litigation Trust Units

The Litigation Trust Units shall not be transferable or assignable except by will, intestate succession, or operation of law.

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ARTICLE VII
Treatment of Executory Contracts and Unexpired Leases

Section 7.01 Assumption and Rejection of Executory Contracts and Unexpired Leases

(a)       On the Effective Date, except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date, except for an Executory Contract or Unexpired Lease that: (i) is listed, either specifically or by category, on the schedule of assumed Executory Contracts and Unexpired Leases in the Plan Supplement which schedule shall be reasonably acceptable in all material respects to the Debtors and the Required DIP Lenders; (ii) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date; (iii) previously expired or was terminated pursuant to its own terms; or (iv) is the subject of a motion to assume, assume and assign, or reject filed by the Debtors on or before the Confirmation Date (in any such case, with the approval of the Required DIP Lenders), except as otherwise provided in the Plan.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default related rights with respect thereto.

Each party to an Executory Contract or Unexpired Lease that does not File and serve upon counsel to the Debtors and the Required DIP Lenders by the deadline set for objections to Confirmation an objection to the Debtors’ assumption and/or assignment of such Executory Contract or Unexpired Lease, will be deemed to consent to the assumption and/or assignment of such Executory Contract or Unexpired Lease. Notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to alter, amend, modify, or supplement the schedule of assumed Executory Contracts and Unexpired Leases in the Plan Supplement in their discretion and with the consent of the Required DIP Lenders, prior to the Effective Date on no less than three (3) days’ notice to the counterparty thereto.

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(b)       Notwithstanding anything to the contrary in the Plan, the Debtors and the Reorganized Debtors reserve the right to assert that any license, franchise and partially performed contract is a property right and not an Executory Contract.

(c)       Upon the Effective Date, the Moreno Motion is deemed withdrawn.

Section 7.02 Assignment of Executory Contracts and Unexpired Leases

To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned pursuant to this Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, declare a default, accelerate or increase obligations, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, declare a default, accelerate or increase obligations, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable provision and is void and of no force or effect.

Section 7.03 Cure Rights for Executory Leases and Unexpired Leases Assumed under the Plan

Any monetary amounts by which each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, solely by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned, or (c) any other matter pertaining to assumption and/or assignment, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that (i) pending entry of such Final Order the Reorganized Debtors or the applicable assignee shall have the benefits of, and the applicable counterparty shall continue to be subject to, such Executory Contract or Unexpired Lease and (ii) the Debtors or the Reorganized Debtors, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent that the Debtors or Reorganized Debtors, in the exercise of their sound business judgment and with the approval of the Required DIP Lenders, conclude that the amount of the Cure obligation as determined by such Final Order, renders assumption of such Executory Contract or Unexpired Lease unfavorable to the Debtors or Reorganized Debtors. Cure amounts for an assumed Executory Contract or Unexpired Lease are listed on a schedule of Cure amounts in the Plan

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Supplement. If no Cure amount for an assumed Executory Contract or Unexpired Lease is listed on such schedule, the Cure amount shall be deemed to be $0.

Section 7.04 Continuing Obligations Owed to Debtors

Except as otherwise provided herein, any confidentiality agreement entered into between the Debtors and any other Person requiring the parties to maintain the confidentiality of each other’s proprietary information shall be deemed to be, and shall be treated as though it is, an Executory Contract that is assumed and assigned to the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code, except as otherwise provided in the Plan.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors under such Executory Contracts or Unexpired Leases. Notwithstanding any applicable non-bankruptcy law to the contrary, the Debtors and the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.

Any indemnity agreement entered into between the Debtors and any other Person requiring that Person to provide insurance in favor of the Debtors, to warrant or guarantee such Person’s goods or services, or to indemnify the Debtors for claims arising from such goods or services shall be deemed to be, and shall be treated as though it is, an Executory Contract that is assumed and assigned pursuant to section 365 of the Bankruptcy Code (but subject to Section 5.06 of the Plan); provided, however, that if any party thereto asserts any Cure, at the election of the Debtors (with the approval of the Required DIP Lenders), such agreement shall not be deemed assumed, and shall instead be rejected pursuant to section 365 of the Bankruptcy Code under the Plan.

Continuing obligations of third parties to the Debtors under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay Insured Claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, shall continue and shall be binding on such third parties unless otherwise specifically terminated by the Debtors, under the Plan or otherwise by order of Bankruptcy Court.

All of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, to the extent executory, shall be treated as Executory Contracts of the Debtors under the Plan and the Bankruptcy Code and, solely to the extent that assumption of such policies shall not be deemed to create or vest any obligation of the Debtors or Reorganized Debtors to pay or satisfy any obligation, deductible, self-insured retention, or indemnification under any director and officer liability insurance policy, shall be assumed by the Debtors pursuant to section 365 of the Bankruptcy Code, and shall continue in full force and effect thereafter in accordance with their respective terms; provided, however, without limiting the

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foregoing, nothing herein is intended to, nothing herein shall be deemed to create or vest any obligation of the Debtors or Reorganized Debtors to pay or satisfy any obligation, deductible, self-insured retention, or indemnification under any director and officer liability insurance policy. For the avoidance of doubt, the Organization shall automatically be deemed, without further act or action, to have “failed” and “refused” to advance, pay or indemnify covered Loss of an Insured Person within the applicable Retention, as set forth in the AIG Policy (all capitalized terms used in the foregoing sentence shall have such meanings ascribed to them in the AIG Policy).

Section 7.05 Limited Extension of Time to Assume or Reject

In the event of a dispute as to whether a contract or lease between the Debtors and a Person that is not an Insider is executory or unexpired, the right of the Debtors or the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days, or as otherwise provided in section 365(d) of the Bankruptcy Code, after entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired, provided such dispute is pending as of the Confirmation Date.

Section 7.06 Claims Based on Rejection of Executory Contracts or Unexpired Leases; Rejection Damages Bar Date

Unless otherwise provided by a Bankruptcy Court order, if the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, their Estates, the Reorganized Debtors or any of their properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Reorganized Debtors within thirty (30) days after the later of the date of (a) entry of the Confirmation Order and (b) entry of the order rejecting the applicable Executory Contract or Unexpired Lease. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease; any other Claims held by a party to a rejected contract or lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable.

Section 7.07 Postpetition Contracts and Leases

The Debtors shall not be required to assume or reject any contract or lease entered into by the Debtors after the Petition Date. Any such contract or lease shall continue in effect in accordance with its terms after the Effective Date as set forth in the Plan, unless the Reorganized Debtors have obtained a Final Order of the Bankruptcy Court approving termination of such contract or lease. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their businesses.

Notwithstanding contrary herein, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Paylogic Settlement Agreement and the Alda Settlement Agreement, and the terms of each of the Paylogic Settlement Agreement and the Alda Settlement Agreement shall become binding on the parties. Pursuant to the Paylogic Settlement Agreement and the Alda Settlement Agreement, the Paylogic Parties and the Alda Parties agreed to settle and compromise their respective Claims against SFXE

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Netherlands Holdings B.V., a Foreign Debtor; accordingly and notwithstanding anything contrary herein, the Claims held by the Paylogic Parties and Alda Parties shall receive such treatment as provided in the Paylogic Settlement Agreement and Alda Settlement Agreement respectively.

Section 7.08 Treatment of Claims Arising from Assumption or Rejection

All Allowed Claims for Cure arising from the assumption of any Executory Contract or Unexpired Lease shall be treated as Administrative Claims pursuant to, but subject to the terms of, Section 3.01(a) of the Plan. All Allowed Claims arising from the rejection of an Executory Contract or Unexpired Lease shall be treated, to the extent applicable, as General Unsecured Claims, unless otherwise ordered by Final Order of the Bankruptcy Court. All other Allowed Claims relating to an Executory Contract or Unexpired Lease shall have such status as they may be entitled to under the Bankruptcy Code as determined by Final Order of the Bankruptcy Court.

Section 7.09 Employee and Benefits Programs

All employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their respective employees, retirees and directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans shall be treated as Executory Contracts under the Plan and will be rejected on the Effective Date (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), except and to the extent such Executory Contract was (i) previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date or (ii) otherwise specifically listed on the schedule of assumed Executory Contracts and Unexpired Leases in the Plan Supplement.

Section 7.10 Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is any objection filed to the rejection of an Executory Contract or Unexpired Lease, the Debtors (with the consent of the Required DIP Lenders) or the Reorganized Debtors, as applicable, shall have forty-five (45) days after entry of a Final Order resolving such objection to alter their treatment of such contract or lease to any such alteration.

Section 7.11 Sillerman Contracts

Upon the Effective Date, all Executory Contracts and other prepetition agreements with Sillerman including his employment agreements and indemnification agreements are rejected and terminated, and the Sillerman Employment Rejection Motion is deemed withdrawn.

The Debtors having performed their obligations under the Sillerman Resignation Agreement, upon the Effective Date, the Sillerman Resignation Motion is deemed withdrawn and any obligations under the Sillerman Resignation Agreement are terminated.

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ARTICLE VIII
Provisions Governing Distributions

Section 8.01 Distributions for Allowed Claims

Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to Holders of Allowed Claims as of the Effective Date shall be made on or as soon as practicable after the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.03 of the Plan and on such day as selected by the Reorganized Debtors, in their sole discretion.

Prior to the receipt of a Distribution in the form of New Common Stock, New Preferred Stock, the New Common Stock and/or the New Warrants (if applicable) on account of their Allowed Claims, Holders must execute the applicable New Governance Documents, which shall be included in the Plan Supplement.

Section 8.02 Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Unless otherwise specifically provided for in the Plan or the Confirmation Order, interest shall not accrue or be paid upon any Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Claim becomes an Allowed Claim.

Section 8.03 Designation; Distributions by Disbursing Agent

(a)       The Reorganized Debtors (or any Disbursing Agent acting on their behalf) and the Litigation Trustee shall make all Distributions required to be made under the Plan and the Litigation Trust Agreement, as applicable.

(b)       The Litigation Trust shall hold and distribute the Litigation Trust Assets in accordance with the provisions of the Plan and the Litigation Trust Agreement. The Litigation Trustee shall serve as the Disbursing Agent under the Plan with respect to (i) the distribution of the Litigation Trust Proceeds to Holders of Allowed Class 4 Claims and Allowed Class 5 Claims (2019 Debtors) that receive Litigation Trust Units in accordance with the provisions of the Plan and the Litigation Trust Agreement and (ii) distribution of Cash on account of the GUC Note to Holders of Allowed Class 5 Claims (2019 Debtors).

(c)       If a Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further approval from the Bankruptcy Court, reasonable compensation for Distribution services rendered pursuant to the Plan and reimbursement of reasonable out of pocket expenses incurred in connection with such services from the Reorganized Debtors, including the reasonable fees, costs and expenses of counsel, which shall be paid by the Reorganized Debtors, provided, however, that the terms and conditions of the Disbursing Agent’s engagement shall be in form and substance reasonably acceptable to the Debtors (and the Required DIP Lenders) or the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the

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performance of its duties unless otherwise ordered by the Bankruptcy Court, in which case all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors unless otherwise agreed.

Section 8.04 Means of Cash Payments

(a)       Cash payments under this Plan shall be in U.S. funds, and shall be made, at the option, and in the sole discretion, of the Reorganized Debtors, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Reorganized Debtors; provided, that payments to foreign Creditors may be made, at the option and in the Reorganized Debtors’ sole discretion, in such funds (and currency) and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Reorganized Debtors shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the Entity to whom such check was originally issued.

(b)       For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency shall be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date or, if such Claim is to be paid in the ordinary course, then pursuant to the applicable published exchange rate in effect on the date of such payment.

Section 8.05 Fractional Distributions

No fractional shares of New Common Stock or fractional shares of New Warrants shall be distributed under this Plan. For the avoidance of doubt, shares of the New Series A Preferred Stock and shares of the New Series B Preferred Stock may be issued in fractional shares. Other than with respect to the shares of the New Series A Preferred Stock and shares of the New Series B Preferred Stock, when any Distribution pursuant to the Plan would otherwise result in the issuance of a number of shares (or warrants exercisable into shares) that is not a whole number, the actual Distribution of shares (or warrants exercisable into shares) shall be rounded downward to the nearest whole number. The total number of authorized shares to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

Section 8.06 Delivery of Distributions

Distributions to Holders of Allowed Claims shall be made by the applicable Disbursing Agent (a) at the addresses reflected in the Schedules, (b) at the addresses set forth on the Proofs of Claim Filed by such Holders, (c) at the addresses set forth in any written notices of address changes delivered to the Debtors, the Reorganized Debtors or the Disbursing Agent after the date of the Schedules if no Proof of Claim was Filed or after the date of any related Proof of Claim Filed, or (d) on any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf; and (w) with respect to Holders of Allowed DIP Claims, to, or at the direction of, the DIP Agent, (x) with respect to Holders of Allowed Class 3 Claims, to, or at the direction of, the Foreign Loan Agent, (y) with respect to Holders of Class 4 Claims, to, or at the direction of the Prepetition Second Priority Trustee, and (z) with respect to the Distribution of the Litigation Trust Assets, to, or at the direction of, the Litigation Trustee.

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Except as otherwise reasonably requested by the Prepetition Second Priority Trustee, all Distributions to Holders of Allowed Prepetition Second Priority Note Claims shall be deemed completed when made to the Prepetition Second Priority Trustee, which shall be deemed to be the Holder of all Allowed Prepetition Second Priority Note Claims for purposes of Distributions to be made hereunder. The Prepetition Second Priority Trustee shall hold or direct such Distributions for the benefit of the Holders of Allowed Prepetition Second Priority Note Claims. As soon as practicable in accordance with the requirements set forth in this Article VIII, the Prepetition Second Priority Trustee shall arrange to deliver such Distributions to or on behalf of such Holders of Allowed Prepetition Second Priority Note Claims. Upon delivery by the Reorganized Debtors of the Distributions in conformity with Section 8.06, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions.

Unless otherwise agreed between the Reorganized Debtors and the Disbursing Agent, amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Reorganized Debtors on the first (1st) anniversary of the Effective Date. Any amount returned to the Reorganized Debtors prior to such anniversary shall be held in trust by the Reorganized Debtors until the earlier of (a) the first anniversary of the Effective Date and (b) such Distribution(s) are claimed, at which time the applicable amount(s) shall be returned to the Disbursing Agent for Distribution pursuant to the Plan. All claims for undeliverable Distributions must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed Distributions shall revert to the Reorganized Debtors free of any restrictions thereon and without any re-allocation of the unclaimed Distribution, and the claims of any Holder or successor to such Holder with respect to such Distributions shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Section 8.07 Application of Distribution Record Date

At the close of business on the Distribution Record Date, the claims registers for all Claims shall be closed, and there shall be no further changes in the record Holders of such Claims. Except as provided herein, the Reorganized Debtors, the Disbursing Agent and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Persons or the date of such Distributions.

Section 8.08 Withholding, Payment and Reporting Requirements

In connection with the Plan and all Distributions under the Plan, the Reorganized Debtors and the Disbursing Agent shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding, payment, and reporting requirements. The Reorganized Debtors and the Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements.

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Notwithstanding any other provision of the Plan, and except as provided in the DIP Credit Agreement, the Foreign Loan Agreement or the Prepetition Second Priority Indenture, (a) each Holder of an Allowed Claim that is to receive a Distribution of Cash pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed by any governmental unit, including income, withholding, and other Tax obligations, on account of such Distribution, and including, in the cases of any Holder of a Disputed Claim that has become an Allowed Claim, any Tax obligation that would be imposed upon the Reorganized Debtors in connection with such Distribution, and (b) no Distribution of Cash shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the applicable Reorganized Debtor for the payment and satisfaction of such withholding Tax obligations or such Tax obligation that would be imposed upon the Reorganized Debtors in connection with such Distribution. Any property to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution pursuant to Section 8.06 of the Plan.

Section 8.09 Setoffs

The Reorganized Debtors, as applicable, may, but shall not be required to, set off against any Claim or any Allowed Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such Claim that the Debtors or the Reorganized Debtors may have against such Holder.

Section 8.10 Prepayment

Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Reorganized Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim entitled to payment in Cash at any time.

Section 8.11 No Distribution in Excess of Allowed Amounts

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Petition Date pursuant to the Plan, if any).

Section 8.12 Allocation of Distributions

All Distributions received under the Plan by Holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

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Section 8.13 Minimum Distributions

No Cash Distribution on account of the Cash Payment Option of less than fifty dollars ($50.00) shall be made by the Disbursing Agent to the Holder of any Claim unless a request therefor is made in writing to the Disbursing Agent within 180 days of the Effective Date. Each Distribution of less than fifty dollars ($50.00) as to which no such request is made shall automatically revert without restriction to the Reorganized Debtors on the 181st day after the Effective Date.

Section 8.14 Claims Reserve

On the Effective Date, and after making all Distributions required to be made on the Effective Date under the Plan, the Reorganized Debtors shall establish and the Reorganized Debtors, the Litigation Trustee or a third party agent or nominee selected by the Debtors (with the consent of the Required Tranche B DIP Lenders), as applicable, shall maintain a separate reserve (each, a “Reserve”) for each Class of Claims and/or type of Distribution remaining to be made after the Effective Date (if and to the extent necessary), which Reserve shall be administered by such Reorganized Debtors, Litigation Trustee, or third party agent or nominee selected by the Debtors (with the consent of the Required Tranche B DIP Lenders), as applicable.

To the extent that Reserves are established and maintained for the benefit of any Holder of a Disputed Claim, such Reserves shall be established based on the Distributions that would have been made to the Holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the amount of the Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum Allowed amount of such Claim, or (iii) such other amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtors.

As soon as practicable following the Effective Date, the Distributions allocable to a Class of Claims hereunder shall be made by the Reorganized Debtors to an appropriate Reserve, and made available for interim Distributions. Cash held in a Reserve shall only be invested consistent with section 345 of the Bankruptcy Code. A Reserve shall be closed upon the determination that all relevant Distributions required to be made under the Plan have been made in accordance with the terms of the Plan. Notwithstanding anything contained herein to the contrary, to the extent that the amount of a Distribution is contingent on the final determination of all Allowed Claims in a particular Class or Classes, no final Distributions shall be made to the relevant Holders until the applicable amount of Allowed Claims are determined and the amount of the applicable Distributions calculated.

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ARTICLE IX
PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

Section 9.01 Prosecution of Objections to Claims

(i)       Objections to Claims; Estimation Proceedings

Except as set forth in the Plan or any applicable Bankruptcy Court order, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Bar Date, as the same may be extended by the Bankruptcy Court upon motion by the Debtors, the Reorganized Debtors, the Litigation Trustee (on account of objections to Class 5 Claims (2019 Debtors)), or any other party-in-interest. If a timely objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated, and/or disputed, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. No payments or Distributions shall be made on account of a Claim until such Claim becomes an Allowed Claim. Notice of any motion for an order extending any Claims Objection Bar Date shall be required to be given only to those Persons or Entities that have requested notice in these Chapter 11 Cases, or to such Persons as the Bankruptcy Court shall order.

The Debtors (prior to the Effective Date), with the consent of the Required DIP Lenders, the Reorganized Debtors (subject to Section 9.01(iii) of the Plan), or the Litigation Trustee (solely with respect to Holders of Class 5 Claims (2019 Debtors)), may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether the Debtors, the Reorganized Debtors, the Litigation Trustee or any other Party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to any Claim (and during the pendency of any appeal relating to any such objection). In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court, as applicable. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganized Debtors or the Litigation Trustee may elect to pursue any supplemental proceedings to object to any ultimate payments and Distributions on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

(ii)       Authority to Prosecute Objections

After the Effective Date, and except as otherwise provided in Section 9.01(iii) of the Plan, the Reorganized Debtors shall have the sole authority to File objections to Claims and to settle, compromise, withdraw, or litigate to judgment their objections to Claims, including, without limitation, Claims for reclamation under section 546(c) of the Bankruptcy Code. The

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Reorganized Debtors may settle or compromise their objection to any Disputed Claim without approval of the Bankruptcy Court.

(iii)       Authority to Prosecute Objections with respect to Holders of Class 5 Claims (2019 Debtors)

Notwithstanding anything contrary herein, but subject to Section 9.03 of the Plan, after the Effective Date, the Reorganized Debtors and the Litigation Trustee shall each have standing and the authority to File objections to Class 5 Claims (2019 Debtors), including such Claims held or Filed by any of the Specified Parties or Designated Officers and Directors notwithstanding Section 12.02(a) of the Plan; provided, that each of the Reorganized Debtors shall obtain the written consent of the Litigation Trustee (which consent shall not be unreasonably withheld) prior to filing any objection to such Class 5 Claims (2019 Debtors), other than as set forth in Section 9.03 of the Plan. The Litigation Trustee and the Reorganized Debtors may litigate to judgment their Filed objections to such Claims. The Reorganized Debtors (with the written consent of the Litigation Trustee, which consent shall not be unreasonably withheld) and the Litigation Trustee may settle, compromise, or withdraw any objection to a Disputed Class 5 Claim (2019 Debtors) without approval of the Bankruptcy Court and the Reorganized Debtors shall be deemed to consent to any proposed settlement or compromise of any Disputed Class 5 Claim (2019 Debtors) made by the Litigation Trustee.

Section 9.02 Treatment of Disputed Claims

(i)	No Distribution Pending Allowance

Notwithstanding any other provisions of the Plan, no payments or Distributions will be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is Disputed, unless and until such Disputed Claim becomes an Allowed Claim.

(ii)	Distributions on Account of Disputed Claims Once Allowed

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions, if any, shall be made by the Disbursing Agent on the applicable Distribution dates to the Holder of such Allowed Claim. Such Distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Such Distributions shall be based upon the Distributions that would have been made to the Holder of such Claim under the Plan if the Disputed Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.

(iii)	Offer of Judgment

The Reorganized Debtors and the Litigation Trustee are authorized to serve upon a Holder of a Disputed Claim (and for the Litigation Trustee, solely with respect to Holders of Class 5 Claims (2019 Debtors)) an offer to allow judgment to be taken on account of such Disputed Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Disputed Claim must pay the costs incurred by the Reorganized Debtors and/or the Litigation Trustee after the making of such offer, the Reorganized Debtors and/or the Litigation Trustee are entitled to set

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off such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 9.03 Procedures with Respect to M&M and ID&T

Notwithstanding anything to the contrary in the Plan, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (i) any and all rights, property, intellectual property, equity interests, other interests, or defenses of M&M or ID&T existing at any time (including without limitation, rights, property, intellectual property, equity interests, other interests, or defenses arising under the “Binding Term Sheet,” dated June 20, 2014, the Joint Venture Agreement between M&M and ID&T International B.V., dated September 9, 2004, or other agreements between any of the Debtors, on the one hand, and M&M and/or ID&T, on the other hand (collectively, the “M&M/ID&T Agreements”), including with respect to setoff, recoupment, and to compel arbitration shall “ride through” and be preserved and unaffected by the Plan, the Disclosure Statement, any other order of the Bankruptcy Court, or any provision of the Bankruptcy Code, and any and all pre-Effective Date Claims that M&M or ID&T may have in connection with the M&M/ID&T Agreements shall remain Claims solely against the Debtors (and, for the avoidance of doubt, shall not become obligations of the Reorganized Debtors) and shall remain contingent and unliquidated unless and until (x) the Reorganized Debtors and M&M or ID&T (as the case may be) agree to settle any such Claim or (y) an entity with the power to resolve any such Claim (including, without limitation, a court of competent jurisdiction or an arbitrator (to the extent required pursuant to the M&M/ID&T Agreements)) adjudicates such Claim on a full and final basis; provided that all of the Debtors’ rights, claims, property, intellectual property, equity interests, other interests, or defenses under the M&M/ID&T Agreements, including with respect to setoff, recoupment, and to compel arbitration are also preserved and unaffected by the Plan, the Disclosure Statement, any other order of the Bankruptcy Court, or any provision of the Bankruptcy Code; (ii) the M&M/ID&T Agreements shall not be affected in any way by the Plan (including being assumed or rejected pursuant to the Plan), the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court, and all respective rights, duties and obligations (if any) of M&M, ID&T, the Debtors and the Reorganized Debtors with respect to each other, including under the M&M/ID&T Agreements (if any), following Confirmation and the Effective Date shall continue and shall be the same as they were prior to the Petition Date; (iii) ID&T and M&M (and all of their respective officers, directors, affiliates, partners, members, managers, agents, employees, representatives, counsel, advisors, successors and assigns) shall not object to the Plan or Disclosure Statement; (iv) the Debtors (or any other party on behalf of the Estates) shall not object to or seek to estimate M&M’s or ID&T’s asserted Claims against the Debtors arising under the M&M/ID&T Agreements in connection with the voting and Plan confirmation process; and (v) the Debtors (or the relevant Disbursing Agent) shall reserve a pro rata Plan distribution on account of any Claims asserted by M&M and/or ID&T in connection with the M&M/ID&T Agreements, which reserve shall be held until any such Claims are settled, adjudicated or otherwise resolved as set forth above.

Except as set forth above, the Debtors agree to waive any discharge provided under section 1141 of the Bankruptcy Code with respect to ID&T’s and M&M’s rights, claims, property, intellectual property, equity interests, other interests, and defenses under the M&M/ID&T Agreements, with all of the Debtors’ rights, claims, and defenses under the

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M&M/ID&T Agreements to any such rights, claims, property, intellectual property, equity interests, other interests, and defenses of ID&T and M&M being preserved and unaffected by the Plan.

Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain the exclusive right to object to, settle, or otherwise resolve M&M’s and/or ID&T’s Claims; provided, however, if any such settlement or resolution (other than a resolution by an entity with the power to resolve any such Claim) of M&M’s and/or ID&T’s Claims provides M&M and/or ID&T with an Allowed Class 5 Claim (2019 Debtors), then the Reorganized Debtors shall obtain the written consent of the Litigation Trustee (which consent shall not be unreasonably withheld) for that portion of the proposed settlement or resolution that provides M&M and/or ID&T with such Allowed Class 5 Claim (2019 Debtors); provided, further, that the Reorganized Debtors may seek relief from the Bankruptcy Court if the Litigation Trustee does not provide his/her consent. Notwithstanding the foregoing, if M&M’s and/or ID&T’s Claims have not been objected to, settled, or resolved, or are not otherwise subject to a pending proceeding to adjudicate such Claims, as the case may be, on or before the date that is thirty (30) days prior to the Claim Objection Bar Date, the Litigation Trustee may file an objection to M&M’s and/or ID&T’s Claims. Notwithstanding the forgoing and for the avoidance of doubt, the Debtors, Reorganized Debtors M&M, ID&T and the Litigation Trustee each reserve and do not waive the right to contend, file, or seek to compel, or respond to any contention, filing, or request to compel, that M&M’s and/or ID&T’s Claims should or must be resolved in any particular court, forum or jurisdiction, including in arbitration.

ARTICLE X
CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE

Section 10.01 Conditions Precedent to Confirmation

The following conditions precedent to the occurrence of the Confirmation must be satisfied unless any such condition shall have been waived by the Debtors, with the consent of the Required DIP Lenders:

(i)        the Confirmation Order shall have been entered by the Bankruptcy Court;

(ii)       the Bankruptcy Court shall have found that adequate information and sufficient notice of the Disclosure Statement, the Plan and the Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan have been given to all relevant parties in accordance with the solicitation procedures governing such service and in substantial compliance with Bankruptcy Rules 2002(b), 3017, 9019 and 3020(b);

(iii)      the Debtors shall have received binding commitments with respect to the New Series A Preferred Stock Investment Agreement in the amount of the New Series A Preferred Stock Investment Amount;

(iv)      the DIP Amendment Order, and the terms set for therein, shall have been approved by the Bankruptcy Court;

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(v)       the Professionals retained or employed by the Creditors’ Committee shall not, on an aggregate basis, have sought to receive payment for September 2016 and October 2016 in excess of the applicable cap on Professional Fee Claims as set forth in Section 13.04 of the Plan (except as permitted thereby); and

(vi)      the Plan and the Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto shall be reasonably acceptable to the Debtors and the Required DIP Lenders, or such other party as specified in this Plan.

Section 10.02 Conditions Precedent to the Effective Date

The following conditions precedent to the occurrence of the Effective Date must be satisfied or, if permissible under federal, state or local law, waived by the Debtors (with the consent of the Required DIP Lenders) on or prior to the Effective Date in accordance with Section 10.04 of the Plan:

(i)       the Confirmation Order shall have become a Final Order;

(ii)      after the Confirmation Date but prior to the Effective Date, the Debtors shall not have made any amendment, modification, supplement or other change to the Plan, the Plan Supplement or any Plan Supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, without the consent of the Required DIP Lenders;

(iii)      the New Series A Preferred Stock Investment Agreement shall have been executed, delivered and be in full force and effect;

(iv)      the Cash on hand and the proceeds of the sale of the New Series A Preferred Stock pursuant to the New Series A Preferred Stock Investment Agreement shall be sufficient to fund the transactions and the Distributions under the Plan;

(v)       the New SFXE Board shall have been selected and shall have agreed to serve;

(vi)      all conditions precedent to the authorization and/or issuance of the New Series A Preferred Stock Investment Agreement, the GUC Note, the New Preferred Stock, the New Common Stock, and the New Warrants, other than those related to the occurrence of the Effective Date, shall have been satisfied;

(vii)     all conditions precedent to the authorization and execution of the Litigation Trust Agreement, other than those related to the occurrence of the Effective Date, shall have been satisfied;

(viii)    with respect to all actions, documents, certificates, and agreements necessary to implement the Plan (a) all conditions precedent to such documents and agreements shall have been satisfied or waived by the Debtors (with the consent of the Required DIP Lenders, or such other party as specified in the Plan) pursuant to the terms of such documents or agreements, (b) such documents, certificates and agreements shall have been tendered for delivery, (c) to the extent required, such documents, certificates and agreements shall have been

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filed with and approved by any applicable governmental unit in accordance with applicable laws, and (d) such actions, documents, certificates and agreements shall have been effected or executed;

(ix)      all other documents and agreements necessary to implement the Plan on the Effective Date that are required to be in form and substance reasonably acceptable to the Debtors and/or the Required DIP Lenders shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred; and

(x)       all Restructuring Support Advisors shall have been fully paid under the DIP Order, including the adequate protection obligations on account of the ad hoc group of Prepetition Second Priority Noteholders pursuant to paragraph 11(c) of the DIP Order, and the fees, costs, disbursement and expenses of the DIP Lenders pursuant to paragraph 26 of the DIP Order, or pursuant to section 1129(a)(4) of the Bankruptcy Code.

Section 10.03 Notice of Occurrence of the Effective Date

The Debtors or the Reorganized Debtors shall File a notice of the occurrence of the Effective Date within five (5) Business Days after the Effective Date. Failure to File such notice shall not prevent the effectiveness of the Plan, the Plan Supplement or any related documents.

Section 10.04 Waiver of Conditions

To the extent permissible under federal, state or local law, each of the conditions set forth in Section 10.02 of the Plan may be waived in whole or in part by the Debtors or the Reorganized Debtors (in each case, with the consent of the Required DIP Lenders) without any notice to other parties-in-interest or the Bankruptcy Court and without a hearing.

Section 10.05 Consequences of Non-Occurrence of Effective Date

If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects; (b) any settlement or release of Claims or Interests in the Debtors provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) to the extent permitted under the Bankruptcy Code, the time within which the Debtors may assume and assign or reject all Executory Contracts and Unexpired Leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.

ARTICLE XI
Retention of Jurisdiction

Section 11.01 Scope of Retention of Jurisdiction

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law (provided, however, that notwithstanding the foregoing, with respect to all civil proceedings arising in or related to the Chapter 11 Cases and the Plan, the Bankruptcy Court shall have

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original but not exclusive jurisdiction, in accordance with section 1334(b) of title 28 of the United States Code), including, among other things, jurisdiction to:

(i)       allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status or amount of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the secured or unsecured status, priority, amount or allowance of Claims or Interests in the Debtors;

(ii)       hear and determine all matters related to the granting and denying, in whole or in part, of any applications for compensation and reimbursement of expenses of Professionals authorized under the Plan or under sections 327, 328, 330, 331, 363 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the review or approval of the Bankruptcy Court;

(iii)      hear and determine any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable, and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date of the list of Executory Contracts and Unexpired Leases to be rejected; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

(iv)     ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to Distributions under the Plan;

(v)      adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(vi)     adjudicate, decide, or resolve any and all matters related to (a) Causes of Action of the Debtors or brought by or against the Reorganized Debtors and (b) Litigation Trust Claims brought by the Litigation Trustee, in each case if such party in its discretion chooses to commence such Causes of Action or Litigation Trust Claims (as applicable) in the Bankruptcy Court and not another forum;

(vii)    adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(viii)   enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments,

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releases and other agreements or documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement or the Confirmation Order;

(ix)       grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(x)       hear and determine any cases, controversies, suits, disputes or Causes of Action arising in connection with the interpretation, implementation, consummation or enforcement of the Confirmation Order, the Plan, or the Litigation Trust Agreement, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(xi)      consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(xii)     issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

(xiii)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(xiv)    hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement or the Confirmation Order;

(xv)     enforce, interpret and determine any cases, controversies, suits, disputes or Causes of Action (including Litigation Trust Claims) arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed);

(xvi)    enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of all contracts, instruments, releases, indentures and other agreements or documents approved by Final Order in the Chapter 11 Cases;

(xvii)   resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid pursuant to the Plan;

(xviii)  determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(xix)    except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

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(xx)       hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xxi)      hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment, regardless of whether such termination occurred prior to or after the Effective Date;

(xxii)     hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, the provisions of the Bankruptcy Code;

(xxiii)    enter a final decree closing each of the Chapter 11 Cases;

(xxiv)    enforce all orders previously entered by the Bankruptcy Court; and

(xxv)     hear any other matter not inconsistent with the Bankruptcy Code.

Section 11.02 Failure of the Bankruptcy Court to Exercise Jurisdiction

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII
Effect of confirmation

Section 12.01 Dissolution of Creditors’ Committee

Except to the extent provided herein, upon the Effective Date, the current and former members of the Creditors’ Committee and any other creditor, equity or other committee appointed pursuant to section 1102 of the Bankruptcy Code in the Chapter 11 Cases, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases; provided, however, that following the Effective Date (i) the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the limited purposes of Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code and (ii) the Litigation Trustee shall be deemed the successor to the Creditors’ Committee with respect to adversary proceedings or contested matters as of the Effective Date to which the Creditors’ Committee is a party, any motions seeking to enforce the Plan and the transactions contemplated hereunder or the Confirmation Order, and any pending appeals and related proceedings. Following the completion of the Creditors’ Committee’s remaining duties set forth above, the Creditors’ Committee shall be dissolved, and the retention or employment of the Creditors’ Committee’s respective attorneys, financial advisors and any other agent shall terminate.

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Section 12.02 Releases and Related Matters

(a)       Debtor Released Parties

The term “Debtor Released Parties” means: (i) the DIP Agent; (ii) the DIP Lenders; (iii) the Foreign Loan Agent; (iv) each Foreign Loan Lender; (v) the Prepetition Second Priority Trustee; (vi) each of the holders of the Prepetition Second Priority Notes; (vii) the Notice and Claims Agent; (viii) each of the Specified Parties, but only on account of any action (or inaction) taken by any of the Specified Parties after December 1, 2015; (ix) each of the Designated Officers and Directors; (x) Greenberg Traurig LLP; (xi) FTI; (xii) Kaye Scholer LLP, and (xiii) with respect to each of (i) through (xii), all of their respective affiliates, related funds, partners, current and former directors, current and former members, current and former officers, current and former managers, agents, employees, representatives, advisors, counsel, accountants, financial advisors, successors and assigns, solely in their capacities as such and not in any other independent capacity; provided, that the term Debtor Released Parties shall not include any person who “opts out” of the Consensual Release and/or is otherwise entitled to vote to accept or reject the Plan, but does not vote to accept the Plan. For the avoidance of doubt, the term Debtor Released Parties shall not include: (A) Sillerman acting in any capacity, (B) Tytel acting in any capacity, and (C) Slater acting in any capacity.

(b)       Releases by Debtors

As of the Effective Date, the Debtors, on behalf of themselves and their Estates, the Reorganized Debtors, and, with respect to each of the foregoing Entities, such Entity’s predecessors, successors and assigns, Affiliates, Subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to each of the foregoing Entities, each solely in their capacity as such and not in any capacity independent of the Debtors), and any Person or Entity seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to forever release, waive and discharge each of the Debtor Released Parties from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, losses, liability or Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other equity for any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date based on, arising under or in any way relating to, in whole or in part, among other things, the Debtors, their Affiliates and former Affiliates, the Debtors’ certificate of incorporation, bylaws, and/or operating agreements, the Debtors’ operations, the business or contractual arrangements between any Debtor and any Debtor Released Party, the Debtors’ restructuring, these Chapter 11 Cases, the purchase, sale, transfer, or

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rescission of the purchase, sale, or transfer of any security, asset, right, or interest of the Debtors or the Reorganized Debtors, the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, confirmation or consummation of the Chapter 11 Cases, the Plan and related agreements, instruments and other documents (including the Plan Supplement), the Disclosure Statement, the Plan Process Documents, the New Governance Documents, the sale or issuance of the New Preferred Stock, the GUC Note, the New Common Stock, the New Warrants, or any other debt or security to be offered, issued, or distributed in connection with the Plan, distribution of the Litigation Trust Assets in accordance with the Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, the negotiation, formulation or preparation of the Plan, the solicitation of votes with respect to the Plan, or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the Debtors or the Reorganized Debtors (collectively, the “Covered Actions”); provided, however, that the foregoing shall not operate to waive or release (i) any Causes of Action (and rights with respect thereto) arising from fraud, gross negligence, willful misconduct or criminal acts; (ii) any Causes of Action (and rights with respect thereto) against any Person or Entity that is not a Debtor Released Party; and/or (iii) the rights of the Debtors, the Reorganized Debtors or any Creditor holding an Allowed Claim, if applicable, to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to a Final Order.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the foregoing releases by the Debtors, which includes by reference each of the related provisions and definition contained herein, and further, shall constitute the Bankruptcy Court’s finding that each of the foregoing releases by the Debtors is: (1) in exchange for good and valuable consideration provided by the Debtor Released Parties; (2) a good faith settlement and compromise of the Claims released by the foregoing releases by the Debtors; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to the foregoing release by the Debtors.

(c)       Releases by Holders of Claims and Interests

As of the Effective Date, (i) every Holder of a Claim against the Debtors, and (ii) every Holder of an Interest in the Debtors, and with respect to each of the foregoing Entities in clauses (i) and (ii), such Entity’s predecessors, successors and assigns (with respect to each of the foregoing Entities in clauses (i) and (ii), solely in their capacity as such and not in any independent capacity) (collectively, the “Releasing Parties”) shall be deemed to forever release, waive, and discharge each of the Creditor Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever, relating in any way to the Covered Actions (the “Consensual Release”); provided, however, that the Releasing Parties shall not include Holders of Claims or Interests that are deemed to reject the Plan or that are entitled to vote on the Plan but (x) do not return a Ballot by the Voting Deadline or (y) affirmatively opt-

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out of the Consensual Release by returning a properly completed Ballot by the Voting Deadline and indicating on the Ballot that the Person or Entity opts out of the Consensual Release; provided, further, that the Consensual Release shall not release (A) the Indemnification Obligations as set forth and treated under Section 5.06 of the Plan, and (B) a Claim against the Estates solely for purposes of Distribution and treatment under the Plan.

Section 12.03 Discharge of Claims and Interests

(i)       Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on such Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is Filed or deemed Filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (c) a Claim based upon such debt is or has been Disallowed by order of the Bankruptcy Court, or (d) the Holder of a Claim based upon such debt accepted the Plan. The Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan.

(ii)       As of the Effective Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors or any of their assets or properties, any other or further Claims, Interests, debts, rights, Causes of Action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

Section 12.04 Injunctions

(i)       Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, Interest, or other debt or liability that is discharged pursuant to Section 12.03 of the Plan, released pursuant to Section 12.02 of the Plan, or is subject to exculpation pursuant to Section 12.05 of the Plan, are permanently enjoined from taking any of the following actions against the Creditor Released Parties or any of their respective assets or property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights:

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(a) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Creditor Released Parties or their respective assets or property; (c) creating, perfecting, or enforcing any Lien or encumbrance; (d) asserting a right of setoff, recoupment or subrogation of any kind against any debt, liability, or obligation due to the Creditor Released Parties; or (e) commencing or continuing any action, in each such cases in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

(ii)       Without limiting the effect of the foregoing provisions of this Section 12.04 upon any Person, by accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim or Interest receiving a Distribution pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 12.04.

(iii)      Nothing in this Section 12.04 shall impair (a) the rights of any Holder of a Disputed Claim to establish its Claim in response to an objection Filed by the Debtors or the Reorganized Debtors, (b) the rights of any defendant in an Avoidance Action Filed by the Debtors to assert defenses in such action, or (c) the rights of any party to an Executory Contract or Unexpired Lease that has been assumed by the Debtors pursuant to an order of the Bankruptcy Court or the provisions of the Plan to enforce such assumed Executory Contract or Unexpired Lease.

Section 12.05 Exculpation and Limitations of Liability

The term “Exculpated Parties” means (i) each Debtor and each Reorganized Debtor; (ii) the Creditors’ Committee and its members (solely in their capacity as members of the Creditors’ Committee); and (iii) with respect to any of the foregoing, each of their respective officers and directors, managers, agents, representatives, financial advisors, professionals, accountants, and attorneys that was actively serving on or after the Petition Date (solely in their capacity as such), including Kaye Scholer LLP (in its capacity as counsel to the Special Committee); provided, however, that the term Exculpated Parties shall not include (A) Sillerman acting in any capacity and (B) Tytel acting in any capacity.

On the Effective Date, the Exculpated Parties shall neither have, nor incur any liability to any Holder of a Claim or an Interest, the Debtors, the Reorganized Debtors, or any other party-in-interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission on or after the Petition Date in connection with, relating to, or arising out of, the prosecution of the Chapter 11 Cases, the formulation, negotiation, or implementation of the Disclosure Statement or the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, or the consummation of the Plan, except for acts or omissions that are the result of willful misconduct, gross negligence, fraud or criminal acts as determined by a Final Order; provided, however, that (i) the foregoing is not intended to limit or otherwise impact any defense of qualified immunity that may be available under applicable law; (ii) each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan; and (iii) the foregoing exculpation shall not be deemed to,

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release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order.

Section 12.06 Limitation Related to Releases, Injunction and Exculpation Related to Guevoura Action

Nothing in this Plan or the Confirmation Order shall (a) enjoin, release or otherwise impact the continued prosecution of the claims and causes of action asserted or that could be asserted against any non-Debtor in the Guevoura Action, including but not limited to entering into or enforcing any settlement or judgment obtained in connection with or relating to the Guevoura Action involving any relevant insurance policy or coverage or any proceeds thereof; (b) preclude the parties in the Guevoura Action from conducting discovery of the Debtors, Reorganized Debtors or the Litigation Trust, including seeking production of documents from the Debtors, Reorganized Debtors or the Litigation Trust through a third- party subpoena with respect to any documents in the possession, custody, or control of the Debtors, Reorganized Debtors, the Litigation Trust or their agents; or (c) preclude the plaintiffs, lead plaintiffs, and/or the putative class in the Guevoura Action (collectively, the “Guevoura Claimants”) from prosecuting their claims against the Debtors through settlement or final judgment in the court where the Guevoura Action is pending (including any appeals therefrom), provided that no recovery may be sought or obtained by the Guevoura Claimants from the Debtors or Reorganized Debtors on account thereof, except and limited solely to the extent of any available insurance coverage and any proceeds thereof. For the avoidance of doubt, (i) the plan discharge and injunction provisions set forth in any confirmed Chapter 11 plan for the Debtors shall not apply to the prosecution or settlement of such claims against the Debtors in the Guevoura Action, solely to the extent set forth in the preceding sentence, (ii) any recoveries on account of such claims against the Debtors shall be limited to, and any payments or settlement shall only be provided by, available insurance coverage, if any, and (iii) no actions shall be taken by the Guevoura Claimants to seek or collect any portion of any settlement, judgment, or other costs from the assets or properties of the Debtors or the Reorganized Debtors. Nothing in this Section 12.06 shall require the Debtors and/or the Reorganized Debtors to (i) pay any self-insured retention amounts with respect to any available insurance coverage with respect to the claims set forth in the Guevoura Action or (ii) take any action to dispute any determination by any insurance carrier to disclaim coverage for the claims set forth in the Guevoura Action. All parties, including the Debtors, the Reorganized Debtors and the Litigation Trustee shall reserve all rights to contest the assertion of any Claims, Interests or other rights asserted in the Guevoura Action including the right to contest discovery in accordance with the applicable Federal Rules of Civil Procedure.

Section 12.07 Preservation of Setoff and Recoupment Rights

Notwithstanding any provision to the contrary in this Plan, the Confirmation Order, and any documents implementing the Plan, nothing shall bar any Creditor from asserting its setoff or recoupment rights to the extent permitted under section 553 or any other applicable provision of the Bankruptcy Code.

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Section 12.08 Votes Solicited in Good Faith

The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective Affiliates, agents, directors, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

ARTICLE XIII
Miscellaneous Provisions

Section 13.01 Fees and Expenses of the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee

On the Effective Date, the Reorganized Debtors shall pay in Cash all fees for services rendered and expenses incurred by the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee prior to or after the Petition Date. Following the Effective Date, the Reorganized Debtors shall pay all reasonable fees, costs and expenses incurred by the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee in connection with the Distributions required pursuant to the Plan or in assisting in the implementation of the Plan, including, but not limited to, the reasonable fees costs and expenses incurred by the DIP Agent’s, Foreign Loan Agent’s, or the Prepetition Second Priority Trustee’s professionals in carrying out their duties under the DIP Credit Documents, the Foreign Loan Documents, and the Prepetition Second Priority Note Documents, respectively. The foregoing reasonable fees, costs and expenses shall be disbursed by the Reorganized Debtors in the ordinary course, upon presentation of reasonably detailed invoices in customary form by the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee without the need for approval by the Bankruptcy Court, or the filing of an Administrative Claim Request, but any disputes concerning such fees, costs and expenses shall be resolved by the Bankruptcy Court.

If the Reorganized Debtors dispute any portion of fees and expenses asserted by the DIP Agent or the Foreign Loan Agent, or if the Reorganized Debtors or any of the Fee Notice Parties dispute any portion of the fees and expenses asserted by the Prepetition Second Priority Trustee, the Reorganized Debtors shall pay the undisputed portion of such fees and expenses as set forth herein, and shall notify the party whose fees and/or expenses it disputes within ten (10) Business Days after the presentation of such invoices to the Reorganized Debtors. The party whose fees are in dispute may at any time submit such dispute for resolution to the Bankruptcy Court, provided that the Bankruptcy Court’s review shall be limited to a determination under the reasonable standards in accordance with the DIP Credit Documents, the Foreign Loan Documents, and the Prepetition Second Priority Note Documents. In addition, the DIP Agent, the Foreign Loan Agent, and the Prepetition Second Priority Trustee may assert their respective rights under the DIP Credit Agreement, the Foreign Loan Agreement, and Prepetition Second Priority Indenture to Liens upon or other priority in payment with respect to the Distributions to

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Holders of the DIP Claims, the Original Foreign Loan Claims, and Prepetition Second Priority Notes to pay the disputed portion of the DIP Agent’s, Foreign Loan Agent’s, and Prepetition Second Priority Trustee’s fees and expenses. Nothing herein shall waive, discharge or negatively affect any lien or priority of payment for any fees, costs and expenses not paid by the Reorganized Debtors and otherwise claimed by the DIP Agent, the Foreign Loan Agent, and Prepetition Second Priority Trustee under the Plan (a “Charging Lien”).

Section 13.02 FTI Fees and Expenses

In accordance with the Order Pursuant to 11 U.S.C. §§ 363(b) and 105(a) Authorizing the Debtors to Retain FTI Consulting, Inc. (A) as the Debtors’ Crisis and Turnaround Manager, and (B) to Provide the Debtors a Chief Restructuring Officer, an Associate Chief Restructuring Officer, Additional Personnel, and, if Necessary, an Interim Chief Executive Officer (the “FTI Retention Order”) [Docket No. 177, as modified by Docket Nos. 353, 787], over the course of these Chapter 11 Cases, FTI has filed with the Bankruptcy Court monthly staffing reports and notice of such filings.  Each report, respectively, provides, among other items, FTI’s compensation earned and expenses incurred for the monthly period covered by such report, and each report is subject to review by the Bankruptcy Court in the event a party in interest objects.  With respect to compensation earned and expenses incurred, but not yet paid, in connection with these Chapter 11 Cases up to and including the Effective Date (which fees and expenses shall be treated as Administrative Claims under the Plan), FTI will operate in the same manner it has over the course of these Chapter 11 Cases and will file a staffing report detailing such amounts.  Subject to an objection by a party in interest, on, or as soon as reasonably practicable after, the Effective Date, in full and complete settlement, release, and discharge of FTI’s valid Administrative Claims pursuant to sections 105, 363, 503(b) and 507(a)(2) of the Bankruptcy Code, the Debtors or the Reorganized Debtors shall promptly indefeasibly pay in full in Cash (pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise) the amounts set forth in staffing reports.  Unless otherwise ordered by the Bankruptcy Court, all amounts distributed and paid to FTI (and for the avoidance of doubt, such amounts include those amounts paid to FTI in connection with previously filed staffing reports, none of which were objected to by any party in interest) shall not be subject to any setoff, recoupment, reduction or allocation of any kind and shall not require the filing or approval of any additional retention applications or fee applications in the Chapter 11 Cases.

Section 13.03 Restructuring Support Advisors Fees and Expenses

To the extent not otherwise paid or payable pursuant to the DIP Order or any other order of the Bankruptcy Court, on, or as soon as reasonably practicable after, the Effective Date, in full and complete settlement, release, and discharge of their Allowed Administrative Claims pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code, the Debtors or the Reorganized Debtors shall promptly indefeasibly pay in full in Cash (pursuant to, including, without limitation, sections 503(b), 507(a)(2) and/or 1129(a)(4) of the Bankruptcy Code or otherwise) all reasonable and documented fees, out-of-pocket costs, expenses, disbursements and charges incurred by the Restructuring Support Advisors in connection with the Chapter 11 Cases up to and including the Effective Date (which fees and expenses shall be treated as Administrative Claims under the Plan); provided, however, that the invoices for such fees and expenses payable pursuant to this Section 13.03 (x) shall be provided to the U.S. Trustee for review prior to

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payment, (y) may be redacted to protect against applicable privilege and confidential issues, and (z) shall not be required to comply with the U.S. Trustee guidelines. On the Effective Date, the Debtors or the Reorganized Debtors shall establish a reserve for the full amount of the invoice(s), which invoices may include estimated amounts, submitted by the Restructuring Support Advisors for payment, which reserve shall be exclusively for the benefit of the Restructuring Support Advisors’ fees and expenses. If no objection to the payment of the requested fees and expenses are made, in writing, by the U.S. Trustee within ten (10) calendar days after delivery of such invoices, then, without further order of, or application to, the Bankruptcy Court or notice to any other party, such fees and expenses shall be promptly paid by the Debtors or the Reorganized Debtors. If an objection (solely as to reasonableness) is made by the U.S. Trustee within the time period set forth above, then only the disputed portion of such fees and expenses shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Bankruptcy Court (including, without limitation, pursuant to sections 503(b), 507(a)(2) and/or 1129(a)(4) of the Bankruptcy Code or otherwise), and the undisputed portion shall be promptly paid by the Debtors or the Reorganized Debtors. Unless otherwise ordered by the Bankruptcy Court, all amounts distributed and paid to the Restructuring Support Advisors shall not be subject to any setoff, defense, claim, counterclaim diminution, recoupment, reduction or allocation of any kind and shall not require the filing or approval of any retention applications or fee applications in the Chapter 11 Cases.

Section 13.04 Creditors’ Committee Fees and Expenses

The Professional Fee Claims for Professionals retained or employed by the Creditors’ Committee shall be limited to an aggregate amount of $600,000 for September 2016 and October 2016, which aggregate amount shall not include (a) any unanticipated litigation matters and (b) any fees and expenses incurred by the Professionals retained or employed by the Creditors’ Committee after September 14, 2016, through and including September 26, 2016, in connection with the preparation and filing of the “Fourth Amended Joint Plan of Reorganization of SFX Entertainment, Inc., et al. Under Chapter 11 of the Bankruptcy Code” that was Filed with the Bankruptcy Court on September 26, 2016 [Docket No. 1061]. The limitation on Professional Fee Claims for Professionals retained or employed by the Creditors’ Committee for services rendered or reimbursement of expenses incurred on and after November 1, 2016, shall be subject to further agreement among the Debtors, the Required Tranche B DIP Lenders and the Creditors’ Committee, which parties shall negotiate in good faith to arrive at a mutually acceptable fee cap that shall be applicable to such periods.

Section 13.05 Payment of Statutory Fees

All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor. The obligation of each of the Reorganized Debtors to pay quarterly fees to the Office of the United States Trustee pursuant to section 1930 of title 28 of the United States Code shall continue until such time as the Chapter 11 Cases are closed.

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Section 13.06 Modifications and Amendments

The Debtors may, with the consent of the Required DIP Lenders, alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.

The Debtors shall provide parties-in-interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtors or Reorganized Debtors, as applicable, may, under section 1127(b) of the Bankruptcy Code and with the consent of the Required DIP Lenders, make modifications, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and may institute proceedings (to the extent necessary) in the Bankruptcy Court to effect the forgoing and such other matters as may be necessary to carry out the purpose and effect of the Plan so long as such modifications do not adversely affect the treatment of Holders of Claims or Interests in the Debtors under the Plan; provided, however, that, to the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment, modification or clarification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

Section 13.07 Fiduciary Duties

Nothing in this Plan shall require the Debtors, or any directors or officers or members of the Debtors (solely in such person’s capacity as a director or officer or member of the Debtors) to take any action, or to refrain from taking any action, that the Special Committee determines, after consultation with counsel, to be inconsistent with, or a breach of, its fiduciary obligations or that would otherwise contravene applicable law.

Section 13.08 Continuing Exclusivity and Solicitation Period

Subject to further order of the Bankruptcy Court, until the Effective Date, the Debtors shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and to solicit acceptances thereof, and any modifications or amendments thereto.

Section 13.09 Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court at the request of the Debtors shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision

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held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, interpretation or severance, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, interpretation or severance. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 13.10 Successors and Assigns and Binding Effect

The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person or Entity, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Cases.

Section 13.11 Compromises and Settlements

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE ALLOWANCE, CLASSIFICATION, AND TREATMENT OF ALL ALLOWED CLAIMS AND ALLOWED INTERESTS AND THEIR RESPECTIVE DISTRIBUTIONS AND TREATMENTS HEREUNDER TAKE INTO ACCOUNT THE RELATIVE PRIORITY AND RIGHTS OF THE CLAIMS AND INTERESTS IN EACH CLASS IN CONNECTION WITH ANY CONTRACTUAL, LEGAL AND EQUITABLE SUBORDINATION RIGHTS RELATING THERETO. AS OF THE EFFECTIVE DATE, ANY AND ALL SUCH RIGHTS DESCRIBED IN THE PRECEDING SENTENCE ARE SETTLED, COMPROMISED AND RELEASED PURSUANT TO THE PLAN. PURSUANT TO SECTIONS 363 AND 1123 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019, AND IN CONSIDERATION FOR THE DISTRIBUTIONS AND OTHER BENEFITS PROVIDED PURSUANT TO THE PLAN, THE PROVISIONS OF THE PLAN SHALL CONSTITUTE A GOOD FAITH COMPROMISE AND SETTLEMENT OF ALL CLAIMS, INTERESTS, CAUSES OF ACTION, AND CONTROVERSIES RESOLVED PURSUANT TO THE PLAN. THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING AND DETERMINATION THAT THE SETTLEMENTS REFLECTED IN THE PLAN, ARE (1) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES, (2) FAIR, EQUITABLE AND REASONABLE, (3) MADE IN GOOD FAITH, AND (4) APPROVED BY THE BANKRUPTCY COURT PURSUANT TO SECTIONS 363 AND 1123 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019. IN ADDITION, THE ALLOWANCE, CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS TAKES INTO ACCOUNT ANY CAUSES OF ACTION, CLAIMS, OR COUNTERCLAIMS, WHETHER UNDER THE BANKRUPTCY CODE OR OTHERWISE UNDER APPLICABLE LAW, THAT MAY EXIST BETWEEN THE DEBTORS AND THE RELEASING PARTIES; AND AS BETWEEN THE RELEASING PARTIES AND THE CREDITOR RELEASED PARTIES. AS OF THE EFFECTIVE DATE, ANY AND ALL SUCH CAUSES OF ACTION, CLAIMS AND COUNTERCLAIMS ARE SETTLED, COMPROMISED AND RELEASED PURSUANT TO THE PLAN AND THE CONFIRMATION ORDER.

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Section 13.12 Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Section 13.13 Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims against, or any Interests in, the Debtors, or any Avoidance Actions or other claims by or against the Debtors or any Person or Entity, (ii) prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.

Section 13.14 Plan Supplement

The Plan Supplement shall be Filed with the Bankruptcy Court at least seven (7) days prior to the Voting Deadline or by such later date as may be established by order of the Bankruptcy Court. Upon such Filing, all documents set forth in the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours, or by downloading such Plan Supplement from the Bankruptcy Court’s website at http://www.deb.uscourts.gov (registration required) or the Notice and Claims Agent’s website at www.kccllc.net/sfx. Each of the documents contained in the Plan Supplement, once executed, shall constitute a legal, valid, binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by any bankruptcy or insolvency proceeding filed by any party thereto subsequent to the date of the execution of such document), and the terms contained in each such executed document shall supersede any description of such terms contained in this Plan or the Plan Supplement or otherwise set forth in a term sheet or unexecuted version of such document.

Section 13.15 Notices

Any notice, request, or demand required or permitted to be made or provided under the Plan shall be: (a) in writing; (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission; and (c) deemed to have been duly given or made when actually delivered or, in the cases of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

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1.	If to the Debtors or Reorganized Debtors:

Greenberg Traurig, LLP

Attn: Dennis A. Meloro

The Nemours Building

1007 North Orange Street, Suite 1200

Wilmington, DE 19801

Tel:    (302) 661-7000

Fax:   (302) 661-7360

-and-

Greenberg Traurig, LLP

Attn: Matthew L. Hinker

MetLife Building

200 Park Avenue

New York, New York 10166

Tel:    (212) 801-9200

Fax:   (212) 801-6400

2.  If to the DIP Lenders:

Stroock & Stroock & Lavan LLP

Attn: Kristopher M. Hansen

Jonathan D. Canfield

Elizabeth Taveras

180 Maiden Lane

New York, New York 10038

Tel:    (212) 806-5400

Fax:   (212) 661-6006

-and-

Young Conaway Stargatt & Taylor, LLP

Attn: Matthew B. Lunn

Rodney Square, 1000 North King Street

Wilmington, Delaware 19801

Tel:    (302) 571-6600

Fax:   (302) 571-1253

3.  If to the Creditors’ Committee:

Pachulski Stang Ziehl & Jones LLP

Attn: Bradford Sandler

Debra I. Grassgreen

Maria A. Bove

Colin R. Robinson

919 North Market Street, 17th Floor

Wilmington, DE 19801

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Tel:    (302) 652-4100

Fax:   (302) 652-4400

Section 13.16 Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 13.17 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan, and (b) the laws of the state of incorporation of the Debtors shall govern corporate governance matters with respect to the Debtors; in each case without giving effect to the principles of conflicts of law thereof.

Section 13.18 Exhibits

All exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such exhibits shall be Filed with the Bankruptcy Court with or before the Plan Supplement. After the filing of the exhibits, copies of exhibits can be obtained upon written request to counsel for the Debtors at (i) Greenberg Traurig LLP, The Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, Attn:  Dennis Meloro, Esq., melorod@gtlaw.com, or (ii) by downloading such exhibits from the Bankruptcy Court’s website at http://www.deb.uscourts.gov (registration required) or the Notice and Claims Agent’s website at www.kccllc.net/sfx. To the extent any exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit portion of the Plan shall control.

Section 13.19 Guevoura Adversary Proceeding and Preservation of Documents Related to the Guevoura Action

On the Effective Date, the Guevoura Adversary Proceeding shall be deemed dismissed with prejudice. Until a final order of judgment or settlement has been entered with respect to all defendants in the Guevoura Action, the Debtors, the Reorganized Debtors, the Litigation Trustee, and/or any transferee of the Debtors’ or the Reorganized Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible objects (the “Books and Records”) shall preserve and maintain such Books and Records relevant or potentially relevant to the Guevoura Action consistent with the provisions of the Private Securities Litigation Reform Act and the Federal Rules of Civil Procedure, both of which shall both apply to the Debtors, Reorganized Debtors and/or Litigation Trustee for purposes of such document preservation for Books and Records received from the Debtors as if a third-party subpoena or request for production of documents had been served upon the Debtors, Reorganized Debtors and Litigation Trustee in the Guevoura Action. If the Reorganized Debtors or the Litigation Trustee determine that they no longer have a need for any such Books and

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Records they shall give fourteen (14) business days’ prior written notice to counsel to the lead plaintiff in the Guevoura Action and counsel to the defendants in the Guevoura Action and provide each party with the reasonable opportunity to retrieve such Books and Records from the Debtors, Reorganized Debtors or the Litigation Trustee, as applicable. The Debtors, Reorganized Debtors and/or the Litigation Trustee, as applicable, shall provide a general description of the Books and Records to be disposed of and shall cooperate with any reasonable requests concerning the review and/or retrieval of the Books and Records from counsel to the lead plaintiff in the Guevoura Action and/or counsel to the defendants in the Guevoura Action. If counsel to lead plaintiff or defendants fail to advise in writing the Debtors, Reorganized Debtors or Litigation Trustee, as applicable, that they wish to review and/or retrieve such Books and Records (or if reasonable arrangements are not made for review or retrieval) within such fourteen (14) business day period, the Reorganized Debtors and/or the Litigation Trustee are free to dispose of such Books and Records in their sole discretion.

Dated: November 14, 2016	GREENBERG TRAURIG, LLP

/s/ Dennis A. Meloro
Dennis A. Meloro (DE Bar No. 4435)
The Nemours Building
1007 North Orange Street, Suite 1200
Wilmington, Delaware 19801
Telephone: (302) 661-7000
Facsimile: (302) 661-7360
Email: melorod@gtlaw.com

-and-

Nancy A. Mitchell (admitted pro hac vice)
Maria J. DiConza (admitted pro hac vice)
Nathan A. Haynes (admitted pro hac vice)
Matthew L. Hinker
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Telephone: (212) 801-9200
Facsimile: (212) 801-6400
Email: mitchelln@gtlaw.com
diconzam@gtlaw.com
haynesn@gtlaw.com
hinkerm@gtlaw.com

Counsel for the Debtors and Debtors-in-Possession

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Schedule 2.01

Debtor Groups

2019 Debtors

A.	SFX Entertainment, Inc.	W.	SFX/AB Live Event Canada, Inc.
B.	430R Acquisition LLC	X.	SFX/AB Live Event Intermediate Holdco LLC
C.	Beatport, LLC	Y.	SFX/AB Live Event LLC
D.	Core Productions LLC	Z.	SFX-94 LLC
E.	EZ Festivals LLC	AA.	SFX-Disco Intermediate Holdco LLC
F.	Flavorus, Inc.	BB.	SFX-Disco Operating LLC
G.	ID&T/SFX Mysteryland LLC	CC.	SFXE IP LLC
H.	ID&T/SFX North America LLC	DD.	SFX-EMC, Inc.
I.	ID&T/SFX Q-Dance LLC	EE.	SFX-Hudson LLC
J.	ID&T/SFX Sensation LLC	FF.	SFX-IDT N.A. Holding II LLC
K.	ID&T/SFX TomorrowWorld LLC	GG.	SFX-LIC Operating LLC
L.	LETMA Acquisition, LLC	HH.	SFX-IDT N.A. Holding LLC
M.	Made Event, LLC	II.	SFX-Nightlife Operating LLC
N.	Michigan JJ Holdings LLC	JJ.	SFX-Perryscope LLC
O.	SFX Acquisition LLC	KK.	SFX-React Operating LLC
P.	SFX Development LLC	LL.	Spring Awakening, LLC
Q.	SFX EDM Holdings Corporation
R.	SFX Intermediate Holdco II LLC
S.	SFX Managing Member Inc.
T.	SFX Marketing LLC
U.	SFX Platform & Sponsorship LLC
V.	SFX Technology Services, Inc.

Foreign Debtors

A.	SFXE Netherlands Holdings Coöperatief U.A.
B.	SFXE Netherlands Holdings B.V.

Non-Obligor Debtors

A.	SFX Brazil LLC
B.	SFX Canada Inc.
C.	SFX Entertainment International II, Inc.
D.	SFX Entertainment International, Inc.

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